                                                       RULE NO. 424(b)(5)
                                                       REGISTRATION NO. 33-99018


PROSPECTUS SUPPLEMENT
(To Prospectus dated December 26, 1996)


                    HEADLANDS HOME EQUITY LOAN TRUST 1996-1
             REVOLVING HOME EQUITY LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 1996-1
        $125,595,644.60 Class A Variable Pass-Through Rate Certificates
                   Class S 1% Pass-Through Rate Certificates


                          HEADLANDS MORTGAGE COMPANY,
                                  AS SERVICER

                           ------------------------

  Each Revolving Home Equity Loan Asset-Backed Certificate, Series 1996-1, Class A and Class S (collectively, the "Certificates") will represent an undivided interest in the Headlands Home Equity Loan Trust 1996-1 (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among, Financial Asset Securities Corp., as depositor (the "Depositor") Headlands Mortgage Company ("Headlands"), as Servicer, Headlands Mortgage L.L.C., as Transferor, and The First National Bank of Chicago, as Trustee. The Certificates will consist of two classes (referred to herein as the "Class A Certificates" and the "Class S Certificates"). The property of the Trust will consist primarily of a pool of adjustable rate home equity revolving credit line loans made or to be made (the "HELOCs") under certain home equity revolving credit line loan agreements and fixed-rate closed-end home equity loans (the "Closed-End Loans" and together with the HELOCs, the "Mortgage Loans"). The Mortgage Loans are secured by first or second deeds of trust or mortgages on primarily one-to four-family residential properties.

  The aggregate undivided interest in the Trust represented by the Class A Certificates will initially represent approximately 98% of the outstanding principal balances of the Mortgage Loans and interest thereon at a rate generally equal to LIBOR plus .20% (the "Class A Certificate Rate"). The
Class S Certificates will represent an interest in the interest payable on the Mortgage Loans in excess of the Class A Certificate Rate. The remaining undivided interest in the Trust not represented by the Certificates (the "Transferor Interest") will initially be equal to approximately 2% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby. Continued on next page.


     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
                                 CERTIFICATES,
    SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE S-24 HEREIN AND IN THE
                            PROSPECTUS ON PAGE 12.

                            ------------------------
  THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
   INTERESTS IN OR OBLIGATIONS OF HEADLANDS, THE TRUSTEE, THE DEPOSITOR, THE UNDERWRITER OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN.
          NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED
 OR GUARANTEED BY HEADLANDS, THE TRUSTEE, THE DEPOSITOR, THE UNDERWRITER OR ANY
               AFFILIATE  THEREOF OR BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


  Greenwich Capital Markets, Inc. has agreed to purchase the Class A Certificates from the Depositor for a purchase price resulting in aggregate proceeds to the Depositor of approximately $125,218,858 before deducting expenses payable by the Depositor estimated at $400,000.

Greenwich Capital Markets Inc. proposes to offer the Class A Certificates and the Class S Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of sale and any discounts, commissions or profits on resale that may be deemed underwriting discounts or commissions, see "Underwriting."

The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.



December 26, 1996


  Distributions on the Certificates will be made on the fifteenth day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing January 15, 1997. On each Distribution Date, holders of the Class A Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal, and holders of the Class S Certificates will be entitled to receive, from and to the limited extent of funds in the Collection Account, distributions with respect to interest calculated as set forth herein. The Certificates are not guaranteed by Headlands, the Trustee or any affiliate thereof. However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a certificate guaranty insurance policy (the "Policy") to be issued by Capital Markets Assurance Corporation.

  There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein and in the Prospectus.

  THE YIELDS TO MATURITY OF THE CLASSES OF CERTIFICATES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT SUCH CERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREOF ARE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. THE YIELD TO MATURITY OF THE CLASS A CERTIFICATES ALSO WILL BE SENSITIVE TO, AMONG OTHER THINGS, THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"). THE YIELD TO MATURITY OF THE CLASS S CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. HOLDERS OF THE CLASS A CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY CLASS A CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY CLASS A CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. HOLDERS OF THE CLASS S CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD THEREON AND COULD RESULT IN THE FAILURE OF SUCH HOLDERS TO RECOVER THEIR INITIAL INVESTMENTS.

                        ------------------------------

  The interests of the owners of the Certificates will be represented by book-entries on the records of The Depository Trust Company (the "Depository") and participating members thereof ("Book-Entry Certificates"). No person acquiring a beneficial interest in a Certificate will be entitled to receive a physical certificate representing such Certificate, except in the limited circumstances described herein. See "Description of the Certificates--Book-Entry Certificates" herein.

  Except for certain representations and warranties relating to the Mortgage Loans, Headlands' obligations with respect to the Certificates are limited to its contractual servicing obligations. The Certificates evidence interests in the Trust only and are payable solely from amounts received with respect thereto. The Certificates do not constitute an obligation of or an interest in the Depositor, the Trustee, the Underwriter, the Certificate Insurer or Headlands, or any of their respective affiliates, and will not be insured or guaranteed by any governmental agency.

  Greenwich Capital Markets, Inc. (the "Underwriter") intends to make a secondary market in the Certificates, but has no obligation to do so. There is currently no secondary market for the Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

  This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus dated December 26, 1996 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to Mr. Peter McMullin, Financial Asset Securities Corp. at 600 Steamboat Road, Greenwich, Connecticut 06830.

                                    SUMMARY

           The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein for the definitions of certain capitalized terms.

 Trust........................... Headlands Home Equity Loan Trust 1996-1 (the
                                  "Trust") will be formed pursuant to a pooling and servicing agreement (the "Agreement") to be dated as of December 1, 1996 among Financial Asset Securities Corp., as depositor (the "Depositor"), Headlands Mortgage Company ("Headlands"), as seller and servicer (together with any successor in such capacity, the "Seller" and the "Servicer", respectively), Headlands Mortgage L.L.C. ("Headlands SPC"), as transferor (the "Transferor") and The First National Bank of Chicago, as trustee (the "Trustee"). The property of the Trust will include certain adjustable rate home equity revolving credit line loans made or to be made and conveyed to the Trust on the Closing Date (the "Initial HELOCs") under certain home equity revolving credit line loan agreements and promissory notes (the "Credit Line Agreements"), and certain fixed-rate closed-end home equity loans conveyed to the Trust on the Closing Date (the "Initial Closed-End Loans" and together with the Initial HELOCs, the "Initial Mortgage Loans"). The obligations of obligors under the Closed-End Loans are set forth in the related mortgage notes (the "Mortgage Notes" and together with the Credit Line Agreements, the "Loan Agreements"). The Mortgage Loans are secured by either first or second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after the related Cut-Off Date (as defined herein) (except with respect to interest payments on the Initial Mortgage Loans, an amount equal to fifteen days interest on the Original Pool Balance at the weighted average gross Loan Rate; property that secured a Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure; rights of the Transferor under hazard insurance policies covering the Mortgaged Properties; an irrevocable and unconditional limited certificate guaranty insurance policy (the "Policy"); amounts on deposit in the Collection Account; amounts on deposit in the Funding Account (as defined herein); amounts on deposit in the Spread Account; amounts on deposit in the Deferred Interest Account (as defined herein); and certain other property, as described more fully herein. In addition, during the Funding Period, the Trust shall have the right to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") from amounts on deposit in the Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans constitute Mortgage Loans.

                                  The Trust property will include the unpaid principal balance of each Mortgage Loan as of the related Cut-Off Date (the "Cut-Off Date Principal Balance") plus, with respect to the HELOCs, any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreements (the "Additional Balances") during the life of the Trust. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The aggregate Principal Balance of the Mortgage Loans as of November 30, 1996 is $128,158,821.02 (the "Original Pool Balance"). The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, plus, with respect to a HELOC, any Additional Balances in respect of such HELOC, minus, with respect to all Mortgage Loans, all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement or the Mortgage Note, as the case may be, prior to such day. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after final recovery of related Liquidation Proceeds (as defined herein) shall be zero. The "Cut-Off Date" with respect to any Initial Mortgage Loan shall be November 30, 1996 and with respect to each Subsequent Mortgage Loan shall be the date on which such Mortgage Loan is transferred to the Trust.

 Securities Offered.............. Each of the Revolving Home Equity Loan Asset-
                                  Backed Certificates, Series 1996-1, Class A and Class S offered hereby (the "Certificates") represents an undivided interest in the Trust. Each Class A Certificate represents the right to receive payments of interest at the variable rate described below (the "Class A Certificate Rate"), payable monthly, and payments of principal at such time and to the extent provided below. Each Class S Certificate represents the right to receive interest at the rate of 1.00% per annum (the "Class S Certificate Rate" and together with the Class A Certificate Rate, the "Certificate Rates") on the Class S Notional Amount for such Distribution Date. The "Class S Notional Amount" for any Distribution Date shall be the Certificate Principal Balance for the Class A Certificates on such Distribution Date (prior to giving effect to any distributions on such Distribution Date). The aggregate undivided interest in the Trust represented by the Certificates as of the Closing Date will equal $125,595,644.60 (the "Original Invested Amount"), which represents approximately 98% of the Original Pool Balance. The "Original Class A Certificate Principal Balance" will equal $125,595,644.60. Following the Closing Date, the "Invested Amount" with respect to any date will be an amount equal to the Original Invested Amount minus (i) the amount of Principal Collections (as defined herein) previously distributed to Class A Certificateholders, amounts allocable to the Transferor that are used to reimburse Investor Loss Amounts and amounts distributed as Guaranteed Principal Distribution Amounts as draws under the Policy), and minus (ii) an amount equal to the Investor Loss Amounts not previously absorbed by the
                                  Overcollateralization Amount, reallocation to the Transferor Interest (up to the Transferor Subordinated Amount (as defined herein)), withdrawals from the Spread Account or draws on the Policy. The Transferor (as described below) will own the remaining undivided interest in the Trust (the "Transferor Interest"), with a principal amount approximately equal to the Pool Balance plus funds on deposit in the Funding Account minus the Certificate Principal Balance and will initially equal approximately 2% of the Original Pool Balance.

                                  The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Class A Certificates (the "Certificate Principal Balance") on any date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. The notional amount of the outstanding Class S Certificates on any date is equal to the Certificate Principal Balance on such date. See "DESCRIPTION OF THE CERTIFICATES" herein.

 Removal of Certain Mortgage
 Loans; Additional Balances...... Subject to certain conditions, on any
                                  Distribution Date the Transferor may, but shall not be obligated to, designate for removal from the Trust certain Mortgage Loans without notice to the holders of the Certificates (the "Certificateholders"). The

                                  Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including that: (i) the Transferor Interest as of the Transfer Date (as defined herein) after giving effect to such removal exceeds the Minimum Transferor Interest (as defined below); (ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies (as defined herein) shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor or the Certificate Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event (as defined herein) to occur; (vi) the Rapid Amortization Period (as defined herein) shall not have commenced; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses
                                  (i) through (vi) above. Where the removal of such Mortgage Loans results in the Transferor Interest being reduced below the Minimum Transferor Interest, the Transferor will be required to deposit an amount equal to the Principal Balance of each Mortgage Loan transferred from the Trust to the Transferor plus accrued interest thereon through the date of such transfer with the Trust. See "DESCRIPTION OF THE CERTIFICATES--Optional Retransfers of Mortgage Loans to the Transferor."

                                  The "Minimum Transferor Interest" as of any date is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

                                  During the term of the Trust, all Additional
                                  Balances will be transferred to and become property of the Trust. Funds on deposit in the Collection Account, to the extent available, will be used to purchase such Additional Balances. The Pool Balance at any time will generally fluctuate from day to day because the amount of Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day. Because the Transferor Interest is equal to the Pool Balance plus funds on deposit in the Funding Account minus the Certificate Principal Balance, the amount of the Transferor Interest will fluctuate from day to day as draws are made with respect to the HELOCs and as Principal Collections are received.

 The Mortgage Loans.............. The Initial Mortgage Loans are secured by first and second deeds of trust or mortgages on Mortgaged Properties located in 11 states. On the Closing Date, the Depositor will transfer the Initial Mortgage Loans to the Trust, pursuant to the Agreement. As of the Cut-Off Date, the percentage of the Original Pool Balance of the Initial Mortgage Loans secured primarily by Mortgaged Properties located in the States of California, Washington and Oregon is approximately 87.91%, 3.19% and 2.61%. No other state represented more than 2% of the Original Pool Balance. The "Combined Loan-to-Value Ratio" of each HELOC is the ratio of (A) the sum of (i) the maximum amount the borrower is permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and (ii) the amounts of any related senior mortgage loans (computed as of the date of origination of the HELOC) to (B) the appraised value of the Mortgaged Property as determined either by a drive-by inspection or an appraisal. The "Combined Loan-to-Value Ratio" of each "Closed-End Loan" is the ratio of (A) the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed End Loan and that is or are secured by the same Mortgaged Property to (B) the appraised value of the Mortgaged Property as determined either by a drive-by inspection or an appraisal. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 86.91%.

                                  Interest on each HELOC is payable monthly and computed on the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (with respect to the HELOCs, the "Loan Rate") equal at any time (subject to maximum rates, as described herein under "DESCRIPTION OF THE MORTGAGE LOANS--Mortgage Loan Terms," and further subject to applicable usury limitations) to the sum of (i) the highest prime rate published in the "Money Rates" section of The Wall Street Journal (such rate, the "Index Rate") and (ii) a margin (the "Margin") within the range of 0% to 6.00%; provided that the Loan Rate for HELOCS is subject to a maximum rate of 18%. As of the Cut-Off Date, the weighted average Margin for the Initial HELOCs was approximately 2.69%. Loan Rates on the HELOCs are adjusted monthly based on changes in the Index Rate through the end of the prior month. Interest on each Closed-End Loan is payable monthly at a fixed rate (with respect to the Closed-End Loans, the "Loan Rate") on the related outstanding Principal Balance of such Mortgage Loan. A fixed monthly payment is due on each of the Mortgage Loans. The Closed-End Loans are actuarial loans under which the payment is allocated to a pre-determined amount of principal and interest. The HELOCs are simple-interest loans under which the payment is applied first to interest accrued on the Mortgage Loan through the date of receipt and then to reduction of the principal balance. As to each Closed-End Loan, the "Due Date" is the first day of each month and for each HELOC, the "Due Date" is the twenty-fifth day of each month. The Cut-Off Date Principal Balances of the Initial Mortgage Loans ranged from zero to $238,527.12 and averaged approximately $34,516.25. Credit Limits under the Initial HELOCs as of the Cut-Off Date ranged from $10,000 to $250,000 and had an average Credit Limit of approximately $45,388.50. Each Initial Mortgage Loan was originated in the period from March 6, 1996 to November 26, 1996. As of the Cut-Off Date, the maximum Credit Limit Utilization Rate (as defined herein) for any Initial HELOC was 100% and the HELOCs had a weighted average Credit Limit Utilization Rate (weighted by credit line) of approximately 75.19%. As of the Cut-Off Date, none of the Initial Mortgage Loans represented first liens on the related Mortgaged Properties. All of the Initial Mortgage Loans represented second liens. HELOCs have final scheduled maturities in fifteen years and twenty-five years. As of the Cut-Off Date, the Initial Mortgage Loans had remaining terms to scheduled maturity ranging from 172 months to 300 months and had a weighted average remaining term to scheduled maturity of approximately 238.12 months. See "DESCRIPTION OF THE MORTGAGE LOANS" herein.

                                  The Subsequent Mortgage Loans will (subject to the availability thereof and to certain limitations and conditions) be conveyed to the Trust and be originated by Headlands. The Subsequent Mortgage Loans will meet the criteria specified in the Agreement as of their Cut-Off Date. The Trust intends to accept transfer of the Subsequent Mortgage Loans, if available, from time to time on any Distribution Date during the Funding Period for an amount equal to the Principal Balance of each such loan as of the transfer date. Such amount will be released from amounts on deposit in the Funding Account. Some of the Mortgage Loans may be teaser loans with lower initial Loan Rates at the time of sale to the Trust than if they were fully indexed and such Mortgage Loans may not become fully indexed until after a period of time after which they were sold to the Trust. See "--Interest" and "--Deferred Interest Account."

 Sale and Transfer
 of the Mortgage Loans........... All of the Mortgage Loans were originated or acquired by the Seller and will be sold to the Transferor pursuant to a purchase agreement between the Seller and the Transferor and thereafter transferred from the Transferor to the Depositor and from the Depositor to the Trust pursuant to the Agreement.

 Denominations................... The Certificates will be offered for purchase in denominations of $1,000 and multiples of $1 in excess thereof. The interest in the Trust evidenced by a Certificate (the "Percentage Interest") will be equal to (i) with respect to the Class A Certificates, the percentage derived by dividing the denomination of such Certificate by the Original Class A Certificate Principal Balance and (ii) with respect to the Class S Certificates, the percentage derived by dividing the notional amount of such Certificate by the Class S Notional Amount on the Closing Date.

 Registration of Certificates.... The Certificates will be issued in book-entry form. So long as such Certificates are Book-Entry Certificates, such Certificates will be evidenced by one or more certificates registered in the name of CEDE & Co. ("CEDE"), as nominee of The Depository Trust Company (the "Depository"). No person acquiring a beneficial ownership interest in the Certificates will be entitled to receive a Definitive Certificate (as defined herein) representing such person's interest, except in the event Definitive Certificates are issued under the limited circumstances described herein.

Servicer of the Mortgage Loans... Headlands Mortgage Company, a closely held
                                  California S-corporation, will act as the servicer (in such capacity, the "Servicer"). See "HEADLANDS MORTGAGE COMPANY" herein.

Collections...................... All collections on the Mortgage Loans will generally be allocated in accordance with the Loan Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds (as defined below) allocated to interest pursuant to the terms of the Loan Agreements and any earnings received on the amounts on deposit in the Funding Account, less Servicing Fees for the related Collection Period.

                                  As to any Distribution Date, "Principal
                                  Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the Loan Agreements and (ii) any Transfer Deposit Amounts (as defined herein).

                                  "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

                                  With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage for such Distribution Date. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) by
                                  (b) the sum as of the beginning of the related Collection Period of (i) the Pool Balance (adjusted for any Mortgage Loans removed from the Trust or Additional Balances added to the

                                  Trust during the prior Collection Period) and
                                  (ii) the amount of Principal Collections on deposit in the Funding Account. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described herein.

                                  On each Distribution Date, the Investor
                                  Interest Collections, amounts transferred from the Deferred Interest Account and the Spread Account will be applied in the following order of priority:

                                  (i)  as payment to the Class A
                                       Certificateholders for the accrued
                                       interest due and any overdue accrued
                                       interest (with interest thereon) (other
                                       than Deferred Interest (as defined
                                       herein) on the Certificate Principal
                                       Balance of the Class A Certificates;

                                  (ii) as payment to the Class S
                                       Certificateholders for the accrued
                                       interest due and any overdue accrued
                                       interest (with interest thereon) on the
                                       Class S Notional Amount;

                                 (iii) to pay any Investor Loss Amount (as
                                       defined herein) for such Distribution
                                       Date;

                                  (iv) as payment for any Investor Loss Amount
                                       for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections allocable to the Certificateholders, (b) funded by amounts on deposit in the Spread Account, (c) absorbed by the Overcollateralization Amount, (d) funded by Interest Collections and Principal Collections allocable to the Transferor Interest up to the Transferor Subordinated Amount as described under "--Limited Subordination of Transferor Interest" below, or (e) funded by draws on the Policy;

                                   (v) as payment to the Certificate Insurer for
                                       the monthly premium for the Policy;

                                  (vi) to reimburse prior draws made from the
                                       Policy (with interest thereon);

                                 (vii) to pay principal on the Class A
                                       Certificates until the Invested Amount
                                       exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (as defined herein) (the aggregate of amounts, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Distribution Amount");

                              (viii) to deposit any other amounts required to be deposited in an account (the "Spread Account") for the benefit of the Certificate Insurer and
                                       Certificateholders pursuant to the
                                       Agreement and the Insurance Agreement;

                               (ix)   to pay any other amounts owed to the
                                      Certificate Insurer pursuant to the
                                      Insurance Agreement;

                               (x) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

                              (xi)    to pay certain amounts that may be
                                      required to be paid to the Servicer
                                      pursuant to the Agreement;

                              (xii) to pay Deferred Interest on the Class A Certificates and interest thereon at the Class A Certificate Rate; and

                             (xiii) to the Transferor to the extent permitted as described herein.

                                  Investor Interest Collections available after the payment of interest on the Certificates may be insufficient to cover any Investor Loss Amount. If such insufficiency exists after
                                  (i) giving effect to the distribution, if any, of principal to the Class A Certificateholders on such Distribution Date (including all withdrawals from the Spread Account) and (ii) the Transferor Subordinated Amount has been reduced to zero, then if the Certificate Principal Balance as of such Distribution Date exceeds the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

                                  The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day. Payments to Certificateholders pursuant to clauses (i), (ii) and (xii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iii) and (iv) will be principal payments on the Class A Certificates and will therefore reduce the Certificate Principal Balance and the Invested Amount, however, payments pursuant to clause (vii) will reduce the Certificate

                                  Principal Balance but will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy. The "Required Overcollateralization Amount" is $1,922,382.32, minus the aggregate Principal Balance of all Subsequent Mortgage Loans that the transferor designates to provide additional overcollateralization (the "Overcollateralization Loans").

                                  "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts for such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES-- Distributions on the Certificates."

                                  Principal Collections will be allocated
                                  between the Certificateholders and the
                                  Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) in accordance with their percentage interests in the Initial Mortgage Loans of approximately 98% and 2%, respectively, as of the Cut-Off Date (the "Fixed Allocation Percentage"), but (i) during the Funding Period no amount of Principal Collections will be distributed to the Certificateholders and (ii) during the Managed Amortization Period, a lesser amount of Principal Collections may be distributed to Certificateholders, each as described below. The "Investor Fixed Allocation Percentage" shall be 98%. Transferor Principal Collections will be used to purchase Additional Balances.

                                  The Servicer will deposit Interest Collections and Principal Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the "Collection Account"). See "DESCRIPTION OF THE CERTIFICATES--Payments on Mortgage Loans; Deposits to Collection Account."

 Collection Period............... As to any Distribution Date, the "Collection
                                  Period" is the calendar month preceding the month of such Distribution Date.

 Interest........................ Interest on the Certificates will be distributed monthly on the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business

                                  Day (each, a "Distribution Date"), commencing on January 15, 1997, at the related Certificate Rate for the related Interest Period (as defined below). The Class S Certificate Rate for an Interest Period shall be equal to 1.00% per annum. The Class A Certificate Rate for an Interest Period will generally equal the sum of (a) the London interbank offered rate for one-month United States dollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) and (b) .20%. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Class A Certificates on any Distribution Date exceed a rate (the "Maximum Rate") equal to the weighted average of the Loan Rates (net of the Class S Certificate Rate, the Servicing Fee Rate, the fee payable to the Trustee expressed as a rate and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the average daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in such Collection Period and a 360-day year) To the extent the Maximum Rate is less than the Class A Certificate Rate for any Distribution Date, the deficiency will be deferred (the "Deferred Interest"). See "DESCRIPTION OF THE CERTIFICATES-- Collections." The Policy will not guarantee the payment of Deferred Interest. In certain circumstances, the addition of Subsequent Mortgage Loans to the Trust may result in the Class A Certificate Rate exceeding the Maximum Rate. Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or, in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

                                  Interest payments on the Certificates will be funded from Investor Interest Collections, the Deferred Interest Account, investment earnings on amounts on deposit in the Funding Account, the Spread Account, and, if necessary, from collections allocable to the

                                  Transferor up to the then outstanding
                                  Transferor Subordinated Amount and from draws on the Policy. See "DESCRIPTION OF THE CERTIFICATES" herein.

 Principal Payments from
 Principal Collections........... During the period commencing on the Closing
                                  Date and ending on the earlier of (i) the close of business on January, 1998 Distribution Date and (ii) the commencement of the Rapid Amortization Period (the "Funding Period"), the Scheduled Principal Collections Distribution Amount (as defined below) will be deposited in the Funding Account. In the event that not all of the Principal Collections on deposit in the Funding Account have been used to acquire Subsequent Mortgage Loans on the last Distribution Date of the Funding Period, the remaining amount on deposit in the Funding Account shall be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit in the Funding Account thereafter will be distributed to the Class A Certificateholders on such Distribution Date as a payment of principal. For the period beginning on the first Distribution Date following the end of the Funding Period and, unless a Rapid Amortization Event (as defined herein) shall have earlier occurred, ending on the Distribution Date in January, 2003 (such period, the "Managed Amortization Period"), the amount of Principal Collections payable to Class A Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of
                                  (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the amount (but not less than zero) of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

                                  Beginning with the first Distribution Date in the Rapid Amortization Period, the amount of Principal Collections payable to Class A Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment. See "DESCRIPTION OF THE CERTIFICATES--Distributions on the
                                  Certificates."

                                  In addition, to the extent funds are available therefor (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in January, 2024, Class A Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance.

                                  Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Class A Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

 Funding Account................. The "Funding Account" will be an Eligible
                                  Account (as defined herein) established with the Trustee on the Closing Date. On each Distribution Date during the Funding Period the Scheduled Principal Collections Distribution Amount for such Distribution Date will be deposited in the Funding Account and may be used by the Trustee to purchase Subsequent Mortgage Loans. In the event that not all of the Principal Collections on deposit in the Funding Account have been used to acquire Subsequent Mortgage Loans on the last Distribution Date in the Funding Period, the remaining amount on deposit in the Funding Account shall be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amounts on deposit in the Funding Account thereafter will be distributed to the Certificateholders as payment of principal.

 Deferred Interest Account....... On the Closing Date an amount equal to
                                  $340,397.14 will be deposited, and on each transfer date of Subsequent Mortgage Loans an amount calculated by the Transferor necessary to pay any Deferred Interest (as defined herein) during the lifetime of such Subsequent Mortgage Loan will be deposited, in an account (the "Deferred Interest Account") in the name of the Trustee on behalf of the Trust. On each Distribution Date, amounts in the Deferred Interest Account in an amount of potential Deferred Interest for such Distribution Date will be deposited into the Collection Account and applied in accordance with the priority of payments set forth in "--Collections." Any amounts remaining in the Deferred Interest Account on the later of (i) the Distribution Date following the end of the Funding Period and
                                  (ii) the Distribution Date following the date on which all teaser Mortgage Loans have become fully indexed, will be deposited in the Collection Account for distribution.

 The Certificate Insurer......... Capital Markets Assurance Corporation, a
                                  monoline stock insurance corporation organized under the laws of the State of New York ("CapMAC" or the "Certificate Insurer") See "THE CERTIFICATE INSURER."

 Policy.......................... On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Reimbursement Agreement (the "Insurance Agreement") to be dated as of December 1, 1996, among Headlands, as Seller and Servicer, the Transferor, the Depositor, the Trustee and the Certificate Insurer.

                                  The Policy will irrevocably and
                                  unconditionally guarantee on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Class A Certificates for such Distribution Date and (ii) after application of amounts available from Investor Interest Collections, amounts transferred from the Deferred Interest Account and amounts on deposit in the Spread Account and certain other amounts in the Collection Account, any shortfall in accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement. Any amendments or modifications to such terms shall require the Certificate Insurer's prior written consent. The effect of the Policy is to guarantee the timely payment of interest on the Class A and Class S Certificates, and the ultimate payment of the principal amount of the Class A Certificates.

                                  The "Guaranteed Principal Distribution Amount" for any Distribution Date on which the Transferor Subordinated Amount has been reduced to zero shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date including application of any amounts available therefor in the Spread Account) exceeds the Invested Amount for such Distribution Date after giving effect to distributions of principal, if any, to the

                                  Certificateholders and the allocation of
                                  Investor Loss Amounts on such Distribution
                                  Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in January, 2024 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date and after applying any amounts available in the Spread Account).

                                  In accordance with the Agreement and the Insurance Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders to be used prior to any draws upon the Policy. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement and the Insurance Agreement.

                                  In the absence of payments from the Spread
                                  Account and under the Policy,
                                  Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE CERTIFICATES--The Policy."

 Limited Subordination of
 Transferor Interest............. If Investor Interest Collections and funds payable from the Deferred Interest Account on any Distribution Date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon) on the Class A Certificates and then accrued interest due and any overdue accrued interest (with interest thereon) on the Class S Certificates, and (ii) the Investor Loss Amount (as defined herein), allocable to the Certificateholders on such Distribution Date (such insufficiency being the "Required Amount"), Interest Collections and Principal Collections allocable to the Transferor Interest (but not in excess of the then outstanding Transferor Subordinated Amount, determined as provided herein) will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by such collections (up to the remaining Transferor Subordinated Amount and not in excess of the Investor Loss Amounts allocable to Certificateholders) will be reallocated to the Transferor Interest, thereby reducing the Transferor Interest. If such Investor Interest Collections plus the amount of collections allocable to the Transferor Interest which have been so applied to cover the Required Amount plus the amount available therefore in the Spread Account are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the

                                  Policy for such Distribution Date to cover the amount by which interest owed to the Class A Certificateholders at the Class A Certificate Rate and to the Class S Certificateholders at the Class S Certificate Rate exceeds Investor Interest Collections, amounts available in the Deferred Interest Account and amounts on deposit in the Spread Account. In addition, if on any Distribution Date on or after the Transferor Subordinated Amount is reduced to zero, the Certificate Principal Balance exceeds the Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Class A Certificates on such Distribution
                                  Date), a draw will be made on the Policy for such Distribution Date in the amount by which the Certificate Principal Balance exceeds the Invested Amount. After the Transferor Subordinated Amount has been reduced to zero, the Required Amount will no longer be supported by the Transferor Subordinated Amount as described above.

                                  With respect to any Distribution Date, the "Transferor Subordinated Amount" equals $2,563,176.42 plus the Principal Balance of any Overcollateralization Loans minus (i) the aggregate amount of principal and interest collections allocable to the Transferor Interest that have previously been distributed to the Certificateholders to cover a Required Amount as described above and (ii) the aggregate amount of the Investor Loss Amounts that have previously been reallocated to the Transferor Interest as described above. The Transferor Subordinated Amount at any time may also be further reduced if such reduction is consented to by both the Rating Agencies and the Certificate Insurer and upon satisfaction of certain other conditions specified in the Agreement.

 Overcollateralization Amount...  The distribution of Accelerated Principal
                                  Distribution Amounts, if any, to Class A
                                  Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating the Overcollateralization Amount. The
                                  Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount not covered by Investor Interest Collections and available funds on deposit in the
                                  Deferred Interest Account.   Payments of
                                  Accelerated Principal Distribution Amounts are not covered by the Policy. Any Investor Loss Amounts not covered by such overcollateralization, collections otherwise payable to the Transferor up to the Transferor Subordinated Amount, amounts on deposit in the Spread Account and available funds on deposit in the Deferred Interest Account or Investor
                                  Interest Collections will be covered by draws on the Policy to the extent provided therein.

 Record Date....................  The last day preceding a Distribution Date or, if the Certificates are no longer Book-Entry
                                  Certificates, the last day of the month
                                  preceding a Distribution Date.

 Servicing......................  The Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans. The Servicer will deposit all collections in respect of the Mortgage Loans into the Collection Account as described herein. On or before the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will calculate, and instruct the Trustee regarding the amounts to be paid, as described herein, to the Certificateholders on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES-- Distributions on the Certificates." With respect to each Collection Period, the Servicer will retain from collections in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such collections as a monthly servicing fee (the "Servicing Fee") in the amount of 0.50% per annum (the "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. See "DESCRIPTION OF THE CERTIFICATES--Servicing Compensation and
                                  Payment of Expenses." In certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Servicer. See "DESCRIPTION OF THE CERTIFICATES--Certain Matters Regarding the Servicer and the Transferor."

 Final Payment of Principal;
 Termination....................  The Trust will generally terminate on the latter of (A) the Distribution Date
                                  immediately following the payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero and all other amounts due and owing to the Certificateholders have been paid, (ii) the Distribution Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date immediately following the optional retransfer to the

                                  Transferor of the Certificates, as described below and (iv) the Distribution Date in January, 2024. Interest on the Class S Certificates will not accrue after the Certificate Principal Balance has been reduced to zero. The Certificates will be subject to optional retransfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to approximately $12,815,882.10 (10% of the Original Certificate Principal Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate plus payment of all amounts due and owing to the Class S Certificateholders through the day preceding the final Distribution Date, together with all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy. See "DESCRIPTION OF THE CERTIFICATES--Termination; Retirement of the Certificates" herein.

                                  In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "DESCRIPTION OF THE CERTIFICATES--Rapid Amortization Events" herein.

 Trustee......................... The First National Bank of Chicago, a national banking association (the "Trustee") will act as Trustee on behalf of the Certificateholders.

 Mandatory Retransfer of
 Certain Mortgage Loans.......... The Transferor will make certain representations and warranties in the
                                  Agreement with respect to the Mortgage Loans. If the Transferor breaches certain of its representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust upon the expiration of a specified period from the date on which the Transferor becomes aware or receives notice of such breach and will be reassigned to the Transferor. See "DESCRIPTION OF THE CERTIFICATES--Assignment of Mortgage Loans" herein.

 Federal Tax Considerations...... Subject to the qualifications set forth in
                                  "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein, special tax counsel to the Depositor and counsel to the Underwriters ("Tax Counsel") is of the opinion that, under existing law, the Certificates will be treated as debt instruments for federal income tax purposes as of the Closing Date. Under the Agreement, the Depositor, the Transferor and the Certificateholders will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein for additional information concerning the application of Federal income tax laws.

 ERISA Considerations............ The Certificates are not eligible for acquisition by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code (each a "Plan") or a person investing "plan assets" of a Plan (including, without limitation, for this purpose any insurance company general account). By its acceptance of a Class A Certificate, each purchaser will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations " herein.

 Legal Investment Considerations. The Certificates will not constitute "mortgage related securities" for purposes of the
                                  Secondary Mortgage Market Enhancement Act of
                                  1984 ("SMMEA"), because not all of the
                                  Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Certificates. See "LEGAL INVESTMENT CONSIDERATIONS" herein.

 Certificate Rating.............. It is a condition to the issuance of the Class
                                  A and Class S Certificates that they be rated "AAA" and "AAAr," respectively, by Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with Standard & Poor's, the "Rating Agencies"). The ratings assigned to the Class A Certificates do not address the timeliness or likelihood of the payment of Deferred Interest. In general, ratings address credit risk and do not address the likelihood of prepayments. See "RATINGS" herein.

                                  RISK FACTORS

           Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

           Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates-- Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

           Since transactions in the Certificates can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of a beneficial owner of a Book-Entry Certificate (a "Certificate Owner") to pledge a Certificate to persons or entities that do not participate in the Depository may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

           Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to the Depository and the Depository will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through the Depository and its participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

           Cash Flow Considerations. Minimum required monthly payments on the Mortgage Loans will at least equal accrued monthly interest on the Certificates. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the Mortgage Loans and thereby reduce the proceeds payable to Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

           Prepayment Considerations. The Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Transferor nor the Servicer is aware of any relevant studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "DESCRIPTION OF THE CERTIFICATES" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale

 Clauses" in the Prospectus for a description of certain provisions of the Loan Agreements that may affect the prepayment experience on the Mortgage Loans.

           Certificate Ratings. The ratings of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The ratings by the Rating Agencies of the Certificates are not a recommendation to purchase, hold or sell the Certificates, inasmuch as such ratings do not address the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

           Legal Considerations. The Mortgage Loans are secured by mortgages or deeds of trust (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages or deeds of trust are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
 (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE LOANS" in the Prospectus.

           Insolvency Related Matters. The sale of the Mortgage Loans from Headlands to Headlands SPC pursuant to a purchase agreement (the "Purchase Agreement") will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of Headlands, the trustee in bankruptcy of Headlands may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Headlands, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, (i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust in the Mortgage Loans will be that of an unperfected security interest and (ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Transferor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust is either a valid transfer and assignment of such Mortgage Loans to the Trust or the grant to the Trust of a security interest in such Mortgage Loans.

           If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of either Headlands or the Transferor were to occur, Additional Balances would not be sold to the Trust Fund. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interest aggregating at least 51% of the Voting Rights instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Class A Certificateholders and the remaining net proceeds may be insufficient to pay the Certificate Principal Balance or interest at the Certificate Rate in full. Subject to the prior written consent of the Certificate Insurer to the terms of such sale or other disposition of the Mortgage Loans, the Policy will be available to cover such shortfalls. Upon termination of the Trust as discussed in this paragraph, the right of the Holders of the Class S Certificates to receive distributions in respect of interest will be terminated.

           In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Servicer.

           Geographic Concentration. As of the Cut-Off Date, approximately 87.91%, 3.19%, and 2.61% of the Initial Mortgage Loans (by Original Pool Balance) are secured by Mortgaged Properties are located in the States of California, Washington and Oregon, respectively. An overall decline in the residential real estate markets in these states could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the residential real estate markets in these states will not weaken. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially. In the event of a natural disaster, such as an earthquake, fire or flood, the values of the Mortgaged Properties may decline. Neither the Mortgages, the Agreement or the Loan Agreements require natural disaster insurance such as would ensure against earthquake damage.

           Servicer's Ability to Change the Terms of the Mortgage Loans. The Servicer may agree to changes in the terms of a Loan Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related HELOC or reduce the Margin for such HELOC.

           Delinquent Mortgage Loans. The Trust will include Mortgage Loans which are 30 or fewer days delinquent as of the Cut-Off Date. Only 4 Initial Mortgage Loans which are between 30 days and 59 days delinquent as of the Cut-Off Date are included in the Trust. If (i) there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, (ii) the amount on deposit in the Spread Account has been reduced to zero, (iii) the Transferor Subordinated Amount has been reduced to zero, (iv) the Overcollateralization Amount has been reduced to zero, and (v) the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.


                            THE CERTIFICATE INSURER

           The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, the Seller, the Transferor, the Servicer and the Underwriter make no representation as to the accuracy and completeness of such information.

           CapMAC is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

           CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Ratings Services, "AAA" by Duff & Phelps Credit Rating Co. and "AAA" by Nippon Investors

 Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

           CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by CapMAC or any debts of CapMAC or to make additional capital contributions to CapMAC.

           CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

           CapMAC's obligations under the Policy may be reinsured. Such reinsurance does not relieve CapMAC of any of its obligations under the Policy.

           THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

           As at December 31, 1995 and 1994, CapMAC had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $240 million and $170 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires CapMAC to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by CapMAC.

           The audited financial statements of CapMAC prepared in accordance with generally accepted accounting principles as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 and the unaudited financial statements of CapMAC as of September 30, 1996 and 1995 and for each of the three-month and nine-month periods then ended are attached as exhibits to this document as Annex I. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request.

           CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.


                           HEADLANDS MORTGAGE COMPANY


 GENERAL

           Headlands Mortgage Company ("Headlands") is a closely-held California S-corporation which was organized in 1981. The common stock of Headlands is owned by the Hart and Paul families. Headlands is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. As of December 31, 1995 and September 30, 1996, Headlands had total assets of $147,431,468 and $256,654,061, respectively and shareholders equity of $25,874,121 and $21,501,020, respectively.

           Headlands is headquartered in Northern California, and has production branches in California, Washington, Oregon, Idaho, Nevada and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by Headlands. The Mortgage Loans were acquired by Headlands in one of the three following manners: (i) originated by an independent broker and purchased by Headlands, (ii) originated by a broker and funded by Headlands, or (iii) originated and funded by Headlands in the ordinary course of business.

           Headlands' executive offices are located at 700 Larkspur Landing Circle, Suite 250, Larkspur, CA 94939.

 SERVICING OVERVIEW

           Headlands (in its capacity as master servicer) will act as master servicer for the Mortgage Loans pursuant to the Agreement. All of the Mortgage Loans are currently serviced by Headlands substantially in accordance with the procedures described herein and in the accompanying Prospectus. Headlands has only recently started servicing home equity loans. As a result, there is limited information as to the losses on HELOCs and Closed-End Loans serviced by Headlands.

           As of October 31, 1996, Headlands' mortgage loan servicing portfolio consisted of 31,361 one- to four-family residential mortgage loans with an aggregate principal balance of $4.1 billion. Headlands' primary source of mortgage servicing rights is from mortgage loans originated through mortgage brokers.

           Headlands' Servicing Center was established in January 1994. It has a staff of 48 employees. Prior to January 1994, Headlands' servicing portfolio was subserviced by a third party.

           Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage and mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.

           The following table summarizes the delinquency experience including pending foreclosures on residential mortgage loans originated or acquired as part of Headlands' mortgage banking operations and included in Headlands' servicing portfolio at the dates indicated. As of December 31, 1993, 1994 and 1995 and October 31, 1996, the total principal balance of loans serviced by Headlands was $4.283 million, $4.779 million, $4.149 million and $4.106 million, respectively.

                           HEADLANDS MORTGAGE COMPANY

                          OVERALL MORTGAGE PORTFOLIO

                     DELINQUENCY AND FORECLOSURE EXPERIENCE


                                                        at December 31
                            ---------------------------------------------------------------------
                                     1993                   1994                    1995              at November 30, 1996
                            ---------------------  ----------------------  ----------------------  -----------------------------
                                      Percent of              Percent of              Percent of                    Percent of
                                      Servicing               Servicing               Servicing                     Servicing
                              Loans   Portfolio    Loans      Portfolio    Loans      Portfolio    Loans            Portfolio

Total Number**                26,410         100%  29,076            100%  27,261            100%  32,623                   100%

                            ========  ===========  ========  ============  =========  ===========  ==============  ============

Period of Delinquency:
30-59 days                       265         1.0%     327            1.1%     283            1.0%     426                   1.3%
60-89 days                        49         0.2%      49            0.2%      62            0.2%      68                   0.2%
90 days or more                   40         0.2%      50            0.2%      47            0.2%      13                   0.0%
                            --------  -----------  --------  ------------  ---------  -----------  --------------  -------------

Total Delinquencies              354         1.3%     426            1.5%     392            1.4%     507                   1.6%
                            ========  ===========  ========  ============  =========  ===========  ==============  =============
(excluding Foreclosures)

Foreclosures Pending             107         0.4%     102            0.3%     146            0.5%     198                   0.6%
                                 ===         ====     ===            ====     ===            ====     ===                   ====

 ** The total portfolio has been reduced by the number of loans pending service release or have been foreclosed.



                          HEADLANDS MORTGAGE COMPANY

                     CLOSED-END SECOND MORTGAGE AND HELOCS

                    DELINQUENCY AND FORECLOSURE EXPERIENCE

                          December 31, 1995         March 31, 1996       June 30, 1996    September 30, 1996    November 30, 1996
                          -----------------       ----------------------------------------------------------------------------------
                                 Percent of              Percent of            Percent of          Percent of           Percent of
                                 Servicing               Servicing             Servicing           Servicing            Servicing
                          Loans  Portfolio        Loans  Portfolio     Loans   Portfolio   Loans   Portfolio     Loans  Portfolio
                          -----  ----------       -----  ----------    ------  ----------  ------  -----------   -----  -----------
Total Number               297         100%        390         100%     1,223        100%   2,582        100%     3,844       100%


Period of Delinquency:
30-59 days                   2         0.7%          4         1.0%         5        0.4%       3        0.1%         9       0.2%
60-89 days                   1         0.3%          3         0.8%         2        0.2%       3        0.1%         2       0.1%
90 days or more              0         0.0%          0         0.0%         0        0.0%       0        0.0%         0       0.0%
                          -----  ----------       -----  ----------    ------  ----------  ------  -----------   -----  -----------
                             3         1.0%          7         1.8%         7        0.6%       6        0.2%        11       0.3%


Total Delinquencies
(excluding Foreclosures)


Foreclosures Pending         2        0.67%          3       0.77%          2       0.16%      2        0.08%         1      0.03%

                      HEADLANDS' HOME EQUITY LOAN PROGRAM

     The Mortgage Loans will have been purchased by Headlands, either directly or through affiliates, from mortgage loan brokers. The Mortgage Loans have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

 UNDERWRITING STANDARDS

     Headlands believes that the Mortgage Loans originated were underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for either a home equity line of credit or a closed-end second is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two-to-four unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two-to-four unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the two-to-four unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. For loan values to $650,000 originators may use either a full appraisal (FNMA 1104/FHLMC 70) or a drive-by appraisal (FHLMC
 704); for values between $650,001 to $1,000,000 with a combined loan-to-value of less than 75%, only a full appraisal is acceptable; for values between $650,001 to $1,000,000 with a combined loan-to-value of greater than 75%, only a full appraisal and one field review ordered by Headlands is acceptable; and for loans with values greater than $1,000,000 with a combined loan-to-value greater than 65%, two full appraisals are required. Headlands may order discretionary reviews at any time to ensure the value of the properties.

     In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Headlands may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

     Headlands requires title insurance for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

     A lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a Mortgage Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.


                                 HEADLANDS SPC

     Headlands Mortgage L.L.C. ("Headlands SPC") is a limited liability company incorporated in Delaware on November 20, 1996. Headlands SPC is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history.


                       DESCRIPTION OF THE MORTGAGE LOANS

 GENERAL

     The Mortgage Loans were originated pursuant to loan agreements and promissory notes and the appropriate state disclosure statements (with respect to the HELOCs, the "Credit Line Agreements," with respect to the Closed-End Loans, the "Mortgage Notes" and together with the Credit Line Agreements, the "Loan Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in 11 states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

     The Original Pool Balance is $128,158,821.02, which is equal to the aggregate Principal Balances of the Initial Mortgage Loans as of the Cut-Off Date. As of the Cut-Off Date, only 4 Initial Mortgage Loans were up to 59 days delinquent and no Initial Mortgage Loan was more than 59 days delinquent. The average Cut-Off Date Principal Balance of the Initial Mortgage Loans was approximately $34,516.25, the minimum Cut-Off Date Principal Balance of the Initial Mortgage Loans was zero, the maximum Cut-Off Date Principal Balance of the Initial Mortgage Loans was $238,527.12, the minimum Loan Rate and the maximum Loan Rate as of the Cut-Off Date were 5.875% and 14.25% per annum, respectively, and the weighted average Loan Rate as of the Cut-Off Date was approximately 8.98% per annum. As of the Cut-Off Date, the weighted average Credit Limit Utilization Rate (weighted by credit line) (as defined below) of the Initial HELOCs was approximately 75.19% and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" of a HELOC is determined by dividing the Cut-Off Date Principal Balance by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Initial Mortgage Loans as of the Cut-Off Date ranged from 172 months to 300 months and the weighted average remaining term to scheduled maturity was approximately 238.12 months. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio (as defined below) of the Initial Mortgage Loans was approximately 86.91%. The Combined Loan-to-Value Ratio for a HELOC is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the HELOC) to (B) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination. The "Combined Loan-to-Value Ratio" of each Closed-End Loan is the ratio of (A) the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgaged Property to
 (B) the appraised value of the Mortgaged Property as determined either by a drive-by inspection or an appraisal. Credit Limits under the initial HELOCs as of the Cut-Off Date ranged from $10,000 to $250,000 and averaged approximately $45,388.50. The weighted average second mortgage ratio (which is the Credit Limit for the related HELOC, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Initial Mortgage Loan) was approximately 20.57%. As of the Cut-Off Date, no Initial Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately 100% of the Initial Mortgage Loans represented second liens. As of the Cut-Off Date approximately 83.23% of the Initial Mortgage Loans are secured by Mortgaged Properties which are single-family residences and approximately 99% of the single family residences were owner-occupied. As of the Cut-Off Date, approximately 87.91%, 3.19% and 2.61% of the Initial Mortgage Loans by Original Pool Balance are located in the States of California, Washington and Oregon. No other state represents more than 2% of the Original Pool Balance of the Initial Mortgage Loans.

     Real estate lenders in California are unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by one- to four-unit real estate. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders in the Prospectus."


 MORTGAGE LOAN TERMS

     The Mortgage Loans consist of loans originated under three different loan term options: a 15-year Closed-End Loan, a 15-year HELOC or a 25-year HELOC.

     The Closed-End Loans are fixed-rate, fully amortizing second mortgages. The monthly payment remains constant throughout the term of the Closed-End Loans, and is applied to principal and interest based on a pre-determined actuarial paydown schedule. The borrowers may prepay at any time without penalty.

     The HELOC loan programs have either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals against the equity line, and a 10-year repayment period, during which the balance of the HELOC as of the draw period is repaid.

     A borrower may access a HELOC credit line at any time during the draw period by writing a check. The minimum payment during the draw period of the HELOC is the greater of accrued finance charges on the average daily balance of the HELOC at the applicable Loan Rate, $100, or 1% of the outstanding principal balance. The payment during the repayment period of the HELOC is calculated as accrued interest plus .8333% of principal outstanding as of the last day of the draw period. HELOCs bear interest at a variable rate which changes monthly with changes in the applicable Index Rate (as defined below). All Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") equal to approximately 18% per annum and subject to applicable usury limitations. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between 0% and 6.00% and had a weighted average, as of the Cut-Off Date, of approximately 2.69%, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal.]

     The sum of the columns in the tables below may not equal the total indicated due to rounding. Set forth below is a description of certain characteristics of the Initial Mortgage Loans as of the Cut-Off Date:

                               PRINCIPAL BALANCES


                                    NUMBER           AGGREGATE         PERCENT OF
                                 OF INITIAL        CUT-OFF DATE     ORIGINAL POOL
RANGE OF PRINCIPAL BALANCES    MORTGAGE LOANS   PRINCIPAL BALANCE      BALANCE
 ---------------------------   --------------   -----------------   ---------------
less than 0................                165      $         0.00            0.00%
$0 - $ 25,000.00.............            1,274       20,332,858.06           15.87
$25,001.01 - $ 50,000.00.....            1,683       61,703,642.62           48.15
$50,001.01 - $ 75,000.00.....              361       22,281,275.13           17.39
$75,001.01 - $100,000.00.....              174       15,564,270.67           12.14
$ greater than - $100,000.00.               56        8,276,774.54            6.46
                               ---------------   -----------------   ---------------
Total........................            3,713     $128,158,821.02          100.00%
                               ===============   =================   ================

                             COMBINED LOAN-TO-VALUE RATIOS(1)


                                  NUMBER OF         AGGREGATE        PERCENT OF
           RANGE OF                INITIAL         CUT-OFF DATE       ORIGINAL
 COMBINED LOAN-TO-VALUE RATIOS   MORTGAGE LOANS  PRINCIPAL BALANCE   POOL BALANCE
------------------------------   --------------  ------------------  -------------
 less than  10.00%..........                3     $     62,073.53          0.05%
 10.01% to  20.00%..........               10          177,033.60          0.14%
 20.01% to  30.00%..........               13          475,072.98          0.37%
 30.01% to  40.00%..........               20          484,312.99          0.38%
 40.01% to  50.00%..........               41        1,211,335.33          0.95%
 50.01% to  60.00%..........               72        2,386,514.73          1.86%
 60.01% to  70.00%..........              130        4,241,671.76          3.31%
 70.01% to  80.00%..........              520       20,107,635.45         15.69%
 80.01% to  90.00%..........            1,893       63,265,391.36         49.36%
 90.01% to 100.00%..........            1,011       35,747,779.39         27.89%
                                 --------------  ------------------   ------------
Total.......................            3,713     $128,158,821.02        100.00%
                                 ==============  ==================   ============

 __________________
 (1) With respect to HELOCs the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior to the HELOCs (calculated at the date of origination of the HELOCs) to (B) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination. With respect to the "Closed-End Loans" the ratio of (A) the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgaged Property to (B) the appraised value of the Mortgaged Property as determined either by a drive-by inspection or an appraisal.

                                  LOAN RATES


                                NUMBER OF              AGGREGATE
                                INITIAL              CUT-OFF DATE       PERCENT OF ORIGINAL
LOAN RATES                  MORTGAGE LOANS/1/     PRINCIPAL BALANCE        POOL BALANCE
-------------------------   ----------------      ------------------     -------------------
 5.88 - 6.00.............             1,564          $ 53,646,708.06                41.86%
 6.01 - 6.50.............                 2               107,603.19                 0.08
 6.51 - 7.00.............                 9               192,867.63                 0.15
 8.01 - 8.50.............                23               506,489.45                 0.40
 8.51 - 9.00.............                77             1,808,820.89                 1.41
 9.01 - 9.50.............               123             4,940,257.51                 3.85
 9.51 - 10.00............                65             2,813,170.96                 2.20
10.01 - 10.50............               330             9,620,427.60                 7.51
10.51 - 11.00............               346            12,846,105.77                10.02
11.01 - 11.50............               497            15,814,940.37                12.34
11.51 - 12.00............               346            13,516,256.28                10.55
12.01 - 12.50............               175             6,136,512.21                 4.79
12.51 - 13.00............               112             4,434,503.10                 3.46
13.01 - 13.50............                32             1,330,792.28                 1.04
13.51 - 14.00............                11               433,265.72                 0.34
14.01 - 14.25............                 1                10,100.00                 0.01
                            ----------------      ------------------     -------------------
Total....................             3,713          $128,158,821.02               100.00%
                            ================      ==================     ===================

/1/ Includes both HELOCs and Closed-End Loans

                                    MARGIN

                                           AGGREGATE
                                          CUT-OFF DATE       PERCENT OF AGGREGATE
                         NUMBER OF         PRINCIPAL            CUT-OFF DATE
                          INITIAL           BALANCE          PRINCIPAL BALANCE OF
MARGINS                   HELOCS           OF HELOCS               HELOCS
---------------------   --------------- -----------------   ----------------------
greater than 0.50%           190         $ 4,000,455.94              3.81%
0.51% to 1.00%..             314          11,474,178.23              10.94
1.01% to 1.50%..             142           6,041,093.06               5.76
1.51% to 2.00%..             128           4,145,937.09               3.95
2.01% to 2.50%..             574          16,153,960.79              15.40
2.51% to 3.00%..             557          19,268,811.11              18.37
3.01% to 3.50%..             537          18,521,790.99              17.66
3.51% to 4.00%..             387          15,983,600.36              15.24
4.01% to 4.50%..             187           6,837,824.47               6.52
4.51% to 5.00%..              41           1,720,804.34               1.64
5.01% to 5.50%..              12             577,744.27               0.55
5.51% to 6.00%..               4             142,200.00               0.14
                        --------------- -----------------   ----------------------
Total...........           3,073        $104,868,400.65             100.00%
                        =============== =================   ======================

                       CREDIT LIMIT UTILIZATION RATES(1)

                                                    AGGREGATE
                                                  CUT-OFF DATE       PERCENT OF AGGREGATE
                                  NUMBER OF         PRINCIPAL           CUT-OFF DATE
                                   INITIAL           BALANCE         PRINCIPAL BALANCE OF
RANGE OF UTILIZATION RATES          HELOCS          OF HELOCS              HELOCS
----------------------------    --------------- -------------------  ----------------------
less than 0.00%.............          165         $         0.00                   0.00%
  0.01% to  10.00%..........           98             212,591.11                   0.20
 10.01% to  20.00%..........           51             463,376.53                   0.44
 20.01% to  30.00%..........           78           1,253,978.24                   1.20
 30.01% to  40.00%..........           87           1,645,667.94                   1.57
 40.01% to  50.00%..........           88           1,714,830.42                   1.64
 50.01% to  60.00%..........           97           2,365,560.34                   2.26
 60.01% to  70.00%..........          112           3,310,335.09                   3.16
 70.01% to  80.00%..........          117           4,663,805.64                   4.45
 80.01% to  90.00%..........          158           6,088,543.51                   5.81
 90.01% to  100.00%.........        2,022          83,149,711.83                  79.29
                                --------------- -------------------  ----------------------
Total                               3,073        $104,868,400.65                 100.00%
                                =============== ===================  ======================

 _____________
 (1) The "Credit Limit Utilization Rate" of a HELOC is determined by dividing the Cut-Off Date Principal Balance of such Mortgage Loan by the Credit Limit of the related Credit Line Agreement.

                                 CREDIT LIMITS

                                                       AGGREGATE
                                                      CUT-OFF DATE      PERCENT OF AGGREGATE
                                                       PRINCIPAL            CUT-OFF DATE
                                 NUMBER OF INITIAL      BALANCE          PRINCIPAL BALANCE OF
  RANGE OF CREDIT LIMITS              HELOCS           OF HELOCS               HELOCS
 ---------------------------     -----------------  ------------------  -----------------------
 $ 10,000 to $ 25,000.......                   790      $12,123,552.48                  11.56%
 $ 25,001 to $ 50,000.......                 1,535       47,892,562.87                  45.67
 $ 50,001 to $ 75,000.......                   362       18,548,947.52                  17.69
 $ 75,001 to $100,000.......                   286       17,154,448.88                  16.36
 $100,001 to $125,000.......                    26        2,077,190.66                   1.98
 $125,001 to $150,000.......                    27        2,285,508.75                   2.18
 $150,001 to $175,000.......                     8          570,990.31                   0.51
 greater than $175,000......                    39        4,215,199.18                   4.02
                                 -----------------  ------------------  ------------------------
 Total......................                 3,073     $104,868,400.65                 100.00%
                                 =================  ==================  ========================

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                             AGGREGATE
                                       NUMBER OF INITIAL         CUT-OFF DATE         PERCENT OF ORIGINAL
SCHEDULED MATURITY                      MORTGAGE LOANS       PRINCIPAL BALANCE           POOL BALANCE
-------------------------              -----------------     --------------------     -------------------
172 to 176................                     551           $ 19,039,062.00                14.86%
177 to 182................                   1,267             43,973,195.64                34.31
291 to 296................                     830             28,350,435.71                22.12
297 to 300................                   1,065             36,796,127.67                28.71
                                       -----------------     -------------------    ---------------------
Total.....................                   3,713           $128,158,821.02               100.00%
                                       =================     ====================   =====================

                         MONTH AND YEAR OF ORIGINATION

                                                             NUMBER OF          AGGREGATE           PERCENT OF
                                                             INITIAL          CUT-OFF DATE          ORIGINAL
MONTH AND YEAR OF ORIGINATION                            MORTGAGE LOANS    PRINCIPAL BALANCE      POOL BALANCE
-----------------------------                            --------------    ------------------     -------------
March 1996....................                                   94        $  2,936,645.17             2.29%
April 1996....................                                  227           7,985,178.73             6.23
May 1996......................                                  331          10,612,605.97             8.28
June 1996.....................                                  392          14,225,837.65            11.10
July 1996.....................                                  418          14,564,092.21            11.36
August 1996...................                                  551          19,266,833.45            15.03
September 1996................                                  507          17,350,780.19            13.54
October 1996..................                                  679          23,372,428.38            18.24
November 1996.................                                  514          17,844,419.27            13.92
                                                         --------------    ------------------     -------------
Total.........................                                3,713        $128,158,821.02            100.00%
                                                         ==============    ==================     ==============

                             TYPE OF MORTGAGE LOAN

                             NUMBER OF            AGGREGATE            PERCENT OF
                              INITIAL           CUT-OFF DATE          ORIGINAL POOL
TYPE                      MORTGAGE LOANS         PRINCIPAL BALANCE       BALANCE
------------------------  ---------------       ------------------  -----------------
HELOC...................        3,073           $104,868,400.65            81.83%
Closed-End..............          640             23,290,420.37            18.17
                          ---------------       ------------------  -----------------
Total...................        3,713           $128,158,821.02          100.00%
                          ===============       ==================  =================

 CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

           The Agreement permits the Trust to acquire Subsequent Mortgage Loans during the Funding Period for addition to the Trust. Accordingly, the statistical characteristics of the Mortgage Loans will vary as of any Distribution Date on which the acquisition of these additional Mortgage Loans occurs.

           The obligation of the Trust to purchase all of the Subsequent Mortgage Loans for addition to the Trust is subject to the following aggregate requirements: (i) the weighted average Margin of all of the Subsequent Mortgage Loans that are HELOCs is at least 2.00% and weighted average interest rate of all Subsequent Mortgage Loans that are Closed-End Loans is 10.00%; (ii) the weighted average Combined Loan-to-Value Ratio of all of the Subsequent Mortgage Loans is not more than 90.00% (iii) 100% of all of the Subsequent Mortgage Loans are not more than 30 days delinquent (on a contractual basis) as of their respective Cut-Off Dates; (iv) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 300 months; and (v) no Subsequent Mortgage Loan will have a Cut-Off Balance greater than $240,000; provided, however, any of the foregoing requirements may be waived upon the consent of the Rating Agency and the Certificate Insurer.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

           The Agreement, except as otherwise described herein, provides that the Class A Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account and may be used by the Trustee to purchase Subsequent Mortgage Loans. In the event that not all of the Principal Collections on deposit in the Funding Account have been used to acquire Subsequent Mortgage Loans on the last Distribution Date of the Funding Period, then such Principal Collections will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Class A Certificateholders as a payment of principal.
 During the Managed Amortization Period, Class A Certificateholders will receive the lesser of Investor Principal Collections and (ii) Principal Collections less the aggregate of Additional Balances created during the applicable Collection Period. During the Rapid Amortization Period, Class A Certificateholders will receive amounts from Principal Collections based solely upon the Investor Fixed Allocation Percentage. Because prior distributions of Principal Collections to Class A Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change the Investor Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Class A Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Class A Certificateholders. This is especially true during the Rapid Amortization Period when the Class A Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. Moreover, to the extent of losses allocable to the Class A Certificateholders during the Managed Amortization Period and the Rapid Amortization Period, Class A Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, collections otherwise payable to the Transferor (as described herein), draws on the Spread Account or under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

           To the extent obligors make more draws than principal payments, the Transferor Interest may increase. Because during the Rapid Amortization Period the Certificateholders' share of Principal Collections is based upon the Investor Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust, so long as the Transferor Interest as of the transfer date after giving effect to such removal exceeds the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "DESCRIPTION OF THE CERTIFICATES--Optional Retransfers of Mortgage Loans to the Transferor."

           The Mortgage Loans may be prepaid in full or in part at any time without penalty. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

           The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Servicer nor the Transferor is aware of any relevant studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the HELOCs amortize as described herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and, with respect to the HELOCs, amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Servicer intends to enforce such provisions, unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses" in the Prospectus.

           The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

           Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

           No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree.

           The following table set forth below is based on conditional prepayment rate, constant draw rate (which for purposes of the assumptions is the amount of Additional Balances on the Mortgage Loans drawn each month expressed as an annualized percentage of the total principal of the pool of Mortgage Loans outstanding at the beginning of such month). For the following table, it was assumed that the Initial HELOCs have been aggregated into two pools, one pool with a principal balance of $65,146,563.38 and a second pool with a principal balance of $39,721,837.27. Further, the Mortgage Loans with respect to the two pools are assumed to have weighted average initial loan rates of 7.8965% and 9.1556%, respectively, weighted average margin of 2.2798% and 3.3692%, respectively, weighted average fully indexed rates, 2 months from Cut-Off Date of 10.5298% and 11.6192%, respectively, weighted average credit limit utilization rates (weighted by credit line) of 73.2330% and 78.6246%, respectively, and as of the Cut-Off Date, weighted average remaining terms to maturity of 297 months and 177 months, respectively. The Initial Closed-End Loans have been aggregated into one pool with a principal balance of $23,290.420.37, a weighted average loan rate of 11.6912%, and as of the Cut-Off Date, a weighted average remaining term to maturity of 178 months. It was also assumed that the Subsequent Mortgage Loans are HELOCs and will be purchased at the end of each month during the Funding Period with an initial loan rate of 5.875%, a margin of 2.6925%, a fully indexed rate, 3 months from date of purchase, of 10.9425%, credit limit utilization rate (weighted by credit line) of 75.1859%, and a remaining term to maturity of 254 months.

           In addition, it was assumed that (i) the distributions are made in accordance with the description set forth under "Description of the Certificates--Distributions on the Certificates", (ii) distributions of principal and interest on the Certificates will be made on the 15th day of each calendar month regardless of the day on which the Distribution Date actually occurs, (iii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iv) no delinquencies occur, (v) scheduled monthly payments on the HELOCs are comprised of interest only payments and the only principal payments on the HELOCs are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws; and scheduled monthly payments on the Closed-End Loans consist of principal and interest payments, (v) monthly draws are calculated under each of the assumptions as set forth in the table before giving effect to prepayments,
(vii) each HELOC Loan is subject to a maximum credit utilization rate of 100%,
(viii) the scheduled due date of the Mortgage Loans is the first day of each month, (ix) each month consists of 30 days, (x) the Closing Date is December 30, 1996, (xi) for each Distribution Date the Class A Certificate Rate is 5.86406%,
(xii) monthly fees (Servicing Fee, Trustee Fee, and the Insurance Premium Fee) comprise, in the aggregate, an amount equal to 0.71%.


      Percentage of Original Certificate Principal Balance - Amortization
      -------------------------------------------------------------------
                                Schedule(1)(2)
                                --------------
                      Conditional Prepayment Rate (%CPR)
                      ----------------------------------
Date                        0%      10%     20%     25%     30%     35%     40%
----                       ---      ---     ---     ---     ---     ---     ---
Initial Percentage.....   100%     100%    100%    100%    100%    100%    100%
12/15/1997.............    98       98      98      98      98      98      98
12/15/1998.............    98       98      93      88      82      76      70
12/15/1999.............    98       98      89      78      68      59      50
12/15/2000.............    97       98      85      70      57      46      36
12/15/2001.............    96       96      81      63      48      36      26
12/15/2002.............    95       95      78      57      40      28      18
12/15/2003.............    94       82      61      41      27      17       0
12/15/2004.............    93       69      44      26      15       0       0
12/15/2005.............    92       56      27      13       0       0       0
12/15/2006.............    91       44      11       0       0       0       0
12/15/2007.............    89       31       0       0       0       0       0
12/15/2008.............    87       19       0       0       0       0       0
12/15/2009.............    85        0       0       0       0       0       0
12/15/2010.............    83        0       0       0       0       0       0
12/15/2011.............    42        0       0       0       0       0       0
12/15/2012.............    42        0       0       0       0       0       0
12/15/2013.............    42        0       0       0       0       0       0
12/15/2014.............    42        0       0       0       0       0       0
12/15/2015.............    42        0       0       0       0       0       0
12/15/2016.............    42        0       0       0       0       0       0
12/15/2017.............    42        0       0       0       0       0       0
12/15/2018.............    41        0       0       0       0       0       0
12/15/2019.............    41        0       0       0       0       0       0
12/15/2020.............    41        0       0       0       0       0       0
12/15/2021.............     0        0       0       0       0       0       0
Weighted Average Life
  Years................ 17.81     9.35    7.13    5.80    4.82    4.09    3.51

(1)  Assumes (i) that an optional termination is exercised when the outstanding
     Certificate Principal Balance is less than or equal to 10% of the Original
     Certificate Principal Balance and (ii) a constant draw rate of 18%.

(2)  All percentages are rounded to the nearest 1%.

                      POOL FACTOR AND TRADING INFORMATION

           The "Pool Factor" is a seven-digit decimal which the Servicer will compute monthly expressing the Certificate Principal Balance of the Class A Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates." Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Class A Certificates.

           Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 1997 calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" and "--Reports to Certificateholders" herein.


                        DESCRIPTION OF THE CERTIFICATES

           The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are incorporated herein by reference.

 GENERAL

           The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-Off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure;
 (iv) rights of the Transferor under hazard insurance policies covering the Mortgaged Properties; (v) the Collection Account; (vi) the Spread Account;
 (vii) the Funding Account; (viii) the Deferred Interest Account; and (ix) the Policy. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as certificate registrar (the "Certificate Registrar"). See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

           The aggregate undivided interest in the Trust represented by the Class A Certificates as of the Closing Date will equal $125,595,644.60 (the "Original Invested Amount"), which represents approximately 98% of the aggregate Cut-Off Date Pool Balance and interest thereon generally at a rate equal to LIBOR plus .20%. The Class S Certificate will represent an interest in the interest payable on the Mortgage Loans in excess of the Class A Certificate Rate. The "Original Certificate Principal Balance" will equal $125,595,644.60. Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Principal Collections previously distributed to Class A Certificateholders, Principal Collections allocable to the Transferor that are used to reimburse Investor Loss Amounts and amounts distributed as Guaranteed Principal Distribution Amounts as draws under the Policy, and minus (ii) an amount equal to the Investor Loss Amounts not previously absorbed by the Overcollateralization Amount, reallocation to the Transferor Interest (up to the Transferor Subordinated Amount), withdrawals from the Spread Account or draws on the Policy. The principal amount of the outstanding Class A Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Class A Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below. The notional amount of the Class S Certificates (the "Class S Notional Amount") as of any Distribution Date will be equal to the Certificate Principal Balance of the Class A Certificates on such Distribution Date (prior to giving effect to any distributions on such Distribution Date). On the Closing Date, the Class S Notional Amount will equal $125,595,644.60. Each Class S Certificate represents the right to receive payments of interest at the related Certificate Rate as described below.

           The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), with a principal amount approximately equal to the Pool Balance plus funds on deposit in the Funding Account less the Certificate Principal Balance. The Transferor Interest will initially equal $2,563,176.42, which represents approximately 2% of the Original Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be Headlands SPC. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred and, in the case of the HELOCs, Additional Balances are drawn down by borrowers.

           The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy, (ii) the Certificate Insurer consents thereto, and (iii) certain other conditions specified in the Agreement are satisfied.

 BOOK-ENTRY CERTIFICATES

           The Certificates will be Book-Entry Certificates. The Certificates will be issued in one or more certificates, and will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Certificates. Except as described below, no person acquiring a Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

           The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Certificate. Beneficial ownership of a Certificate may be transferred only in compliance with the procedures of such Financial Intermediaries and Depository participants.

           The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of the Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

           Distributions on the Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Certificates that it represents.

           Under a book-entry format, beneficial owners of the Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to CEDE. None of the Depositor, the Servicer, the Transferor or the Trustee is responsible or liable for such delays in the application of such payments to such beneficial owners. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of the Certificates, may be limited due to the absence of physical certificates for the Certificates. In addition, issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

           Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates within the meaning of the Agreement will be CEDE, as nominee of the Depository. Beneficial owners of the Certificates will not be "Certificateholders", as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Reports on the Trust Fund provided by the Servicer to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Certificates of such beneficial owners are credited.

           The Depository has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

           Definitive Certificates will be issued to beneficial owners of the Certificates, or their nominees, rather than to the Depository, only if (a) the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate a book-entry system through the Depository; or (c) with the consent of the Certificate Insurer after the occurrence of an event of default under the Agreement, beneficial owners of the Certificates having not less than 51% of the Voting Rights evidenced by the Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Certificates through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners. With respect to any date of determination, "Voting Rights" shall be allocated between the Class A Certificates and the Class S Certificates in the proportion of 98% to 2%. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in accordance with their respective Percentage Interests.

           Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the Certificates through the Depository of the occurrence of such event and the availability of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

 ASSIGNMENT OF MORTGAGE LOANS

           At the time of issuance of the Certificates, the Transferor will transfer to the Depositor, who will in turn transfer to the Trust, all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Loan Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-Off Date (except with respect to interest on the Initial Mortgage Loans, an amount equal to fifteen days interest at the weighted average gross Loan Rate on the Original Pool Balance). The Trustee will not have any obligation to make additional fundings under the Loan Agreements. The Trustee, concurrently with such transfer, will deliver the Certificates to the Transferor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate. Subject to the following conditions, among others, Subsequent Mortgage Loans, to the extent of the availability thereof and the availability of sufficient Principal Collections on deposit in the Funding Account, will be sold to the Trust on or before the last Distribution Date of the Funding Period and (i) must meet the general criteria for eligibility in accordance with the terms of the Agreement (other than statistical information relating to the Initial Mortgage Loans or Eligible Substitute Mortgage Loans); and (ii) must be selected by the Servicer in a manner it believes will not materially adversely affect the Certificateholders or the Certificate Insurer.

           The Agreement will require that on or prior to the Closing Date, the Servicer deliver to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage Notes endorsed in blank to the Trustee on behalf of the Trust and the Related Documents. In lieu of delivery of original mortgages, the Servicer may deliver true and correct copies thereof which with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

           Under the terms of the Agreement, the Transferor will have 30 days after the Closing Date to prepare and submit for recordation assignments of the mortgages related to each Mortgage Loan in favor of the Trustee.

           Within 90 days of the Closing Date with respect to the Initial Mortgage Loans or 90 days of the transfer to the Trust of the Subsequent Mortgage Loans, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Transferor by the Trustee, the Transferor will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Transferor will be obligated to either substitute an Eligible Substitute Mortgage Loan or to make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time plus an amount equal to all accrued but unpaid interest on such removed Mortgage Loan. Any such deduction or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Transferor to accept a transfer of a Defective Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

           An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Transferor for a Defective Mortgage Loan which must, on the date of such substitution, as applicable, (i) have an outstanding Principal Balance (or, in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not more than 15%, nor less than 5% than the Transfer Deficiency relating to such Defective Mortgage Loan;
 (ii) except for Mortgage Loans still in their teaser period, have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 4.00% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;
 (iv) except for Mortgage Loans still in their teaser period, have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than 120 months earlier and not more than 180 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference plus all accrued and unpaid interest on the amount by which the Principal Balance of the Defective Mortgage Loan exceeds the Principal Balance of the Eligible Substitute Mortgage Loan.

           The Transferor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Transferor will represent and warrant on the Closing Date that at the time of transfer to the Trust, the Transferor has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Transferor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Transferor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth for the transfer of a Defective Mortgage Loan in the preceding paragraph will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty.

           Mortgage Loans required to be transferred to the Transferor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

 AMENDMENTS TO CREDIT LINE AGREEMENTS

           Subject to applicable law, the Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. The Servicer may make material changes to the Credit Line Agreements with the prior written consent of the Certificate Insurer. In addition, the Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

 OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

           Subject to the conditions specified in the Agreement, on any Distribution Date the Transferor may, but shall not be obligated to, designate for removal on such Distribution Date (the "Transfer Date") from the Trust, certain Mortgage Loans without notice to the Certificateholders. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor or the Certificate Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event to occur;
 (vi) the Rapid Amortization Period shall not have commenced; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.

           As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and
 (b) the Transferor Interest as of the Closing Date.

 PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT; DEPOSITS TO FUNDING ACCOUNT

           The Trustee shall establish and maintain an account (the "Collection Account") for the benefit of the Certificateholders, the Certificate Insurer and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two Business Days of receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the next Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

           The Funding Account will be an Eligible Account (as defined herein) established with the Trustee on the Closing Date. Amounts so deposited into the Funding Account will be invested in Eligible Investments at the direction of the Servicer maturing no later than one Business Day prior to the related Distribution Date or on the related Distribution Date if approved by the Rating Agencies and the Certificate Insurer. All income or gain realized from any investment in Eligible Investments shall constitute part of Investor Interest Collections. On each Distribution Date during the Funding Period the Scheduled Principal Collections Distribution Amount for such Distribution Date will be deposited in the Funding Account. On the Distribution Date following the end of the Funding Period, the amount of Principal Collections on deposit in the Funding Account shall be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amounts on deposit therein will be distributed to the Certificateholders as a payment of principal.

           An "Eligible Account" is an account that is (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein have the highest short-term debt rating by Standard & Poor's and Moody's, (ii) one or more accounts maintained with a depository institution whose long term unsecured debt rating by Standard & Poor's and Moody's is at least investment grade and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

           Eligible Investments are specified in the Agreement and may also include investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

 ALLOCATIONS AND COLLECTIONS

           All collections on the Mortgage Loans will generally be allocated in accordance with the Loan Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Loan Agreements and any earnings received on the amounts on deposit in the Funding Account, less Servicing Fees for the related Collection Period.

           As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the Loan Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan, and accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

           With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (i) Interest Collections for such Distribution Date and (ii) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by (b) the sum as of the beginning of the related Collection Period of (i) the Pool Balance (adjusted for any Mortgage Loans removed from the Trust or Additional Balances added to the Trust during the prior Collection Period) and (ii) the amount of Principal Collections on deposit in the Funding Account. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

           Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

           The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

           With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus (i) with respect to any HELOC, any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Loan Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

 DISTRIBUTIONS ON THE CERTIFICATES

           Beginning with the first Distribution Date (which will occur on January 15, 1997), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State are required or authorized by law to be closed.

           Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections, amounts transferred from the Deferred Interest Account, and amounts transferred from the Spread Account in accordance with the Agreement in the following manner and order of priority:

       (i) for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) (other than Deferred Interest) on the Certificate Principal Balance of the Class A Certificates;

       (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Class S Notional Amount;

       (iii) to pay Class A Certificateholders the Investor Loss Amount for such Distribution Date;

       (iv) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) funded by amounts on deposit in the Spread Account, (c) absorbed by the Overcollateralization Amount, (d) funded by Interest Collections and Principal Collections allocable to the Transferor Interest up to the Transferor Subordinated Amount as described below, or (e) funded by draws on the Policy;

       (v) as payment to the Certificate Insurer for the monthly premium for the Policy;

       (vi) to reimburse prior draws made from the Policy (with interest thereon);

       (vii) to pay principal on the Class A Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required
 Overcollateralization Amount (the aggregate of amounts, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Distribution Amount");

       (viii) to deposit any other amounts required to be deposited in the Spread Account pursuant to the Agreement and the Insurance Agreement;

       (ix) to pay any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; and

       (x) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

       (xi) to pay certain amounts that may be required to be paid to the Servicer pursuant to the Agreement;

       (xii) to pay Deferred Interest on the Class A Certificates and interest thereon at the Class A Certificate Rate;

       (xiii)  to the Transferor to the extent permitted as described herein.

       The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day. Payments to Certificateholders pursuant to clauses (i) and (ii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iii) and (iv) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance and the Invested Amount; however, payments pursuant to clause
 (vii) will reduce the Certificate Principal Balance but will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy. The "Required Overcollateralization Amount" is $1,922,382.32, minus the aggregate Principal Balance of all Overcollateralization Loans.

       To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, available Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency exists after (i) giving effect to the distribution, if any, of principal to the Class A Certificateholders' on such Distribution Date (including all withdrawals from the Spread Account) and (ii) the

 Transferor Subordinated Amount has been reduced to zero, then if the Certificate Principal Balance as of such Distribution Date exceeds the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

       "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

       A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

       As to any Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date.

       Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for the Class S Certificates for any Distribution Date will equal 1.00% per annum. The "Certificate Rate" for the Class A Certificates for a Distribution Date will generally equal the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) .20% per annum. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed the Maximum Rate. To the extent the Maximum Rate is less than the Class A Certificate Rate, the deficiency will be deferred and payable as Deferred Interest. In certain circumstances, the addition of Subsequent Mortgage Loans to the Trust may result in the Class A Certificate Rate exceeding the Maximum Rate.

       Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance, or the Class S Notional Amount in the case of the Class S Certificates, from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, during the Funding Period, from the Deferred Interest Account and from collections allocable to the Transferor Interest up to the then outstanding Transferor Subordinated Amount and, if necessary, from draws on the Spread Account and on the Policy.

       Calculation of the LIBOR Rate. On the second LIBOR Business Day prior to each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Transferor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be two major banks that are engaged in transactions in the London interbank market, selected by the Transferor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business

 Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Transferor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

       Transferor Collections. Collections that are not distributed to Certificateholders ("Transferor Collections") will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts of the Transferor Collections not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

       Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Liquidation Loss Amount that is allocated to Certificateholders and is not covered by the excess interest or the Transferor Subordinated Amount.

       Distributions of Principal Collections. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account. In the event that not all of the Principal Collections remaining on deposit in the Funding Account have been used to acquire Subsequent Mortgage Loans on the last Distribution Date of the Funding Period, then such Principal Collections will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Certificateholders as a payment of principal. During the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders as of each Distribution Date will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

       During the Rapid Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

       Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Class A Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

       In addition, to the extent of funds available therefor (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in January, 2024, Class A Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

       The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

 LIMITED SUBORDINATION OF TRANSFEROR INTEREST

       If Investor Interest Collections and funds payable from the Deferred Interest Account on any Distribution Date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon) (other than Deferred Interest) on the Certificates and (ii) the Investor Loss Amount on such Distribution Date (such insufficiency being the "Required Amount"), a portion of the Interest Collections and Principal Collections allocable to the Transferor Interest (but not in excess of the then outstanding Transferor Subordinated Amount, determined as provided herein) will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause
 (ii) above not covered by such collections will be reallocated to the Transferor Interest, thereby reducing the Transferor Interest (up to the remaining Transferor Subordinated Amount and not in excess of the Investor Loss Amounts). If such Investor Interest Collections and funds payable from the Deferred Interest Account plus the amount of collections allocable to the Transferor Interest which have been so applied to cover the Required Amount are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amounts by which interest owed to the Class A Certificateholders at the Class A Certificate Rate and to the Class S Certificateholders at the Class S Certificate Rate exceeds Investor Interest Collections, amounts available in the Deferred Interest Account and amounts on deposit in the Spread Account. In addition, if on any Distribution Date on or after the Transferor Subordinated Amount is reduced to zero, the Certificate Principal Balance exceeds the Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Class A Certificates on such Distribution Date), a draw will be made on the Policy in the amount of such excess for such Distribution Date. After the Transferor Subordinated Amount has been reduced to zero, the Required Amount will no longer be supported by the Transferor Subordinated Amount as described above.

       To the extent the Original Certificate Principal Balance less all principal payments actually distributed to Certificateholders exceeds the Invested Amount on a Distribution Date in accordance with the terms of the Policy when the Transferor Subordinated Amount is equal to zero, a draw will be made upon the Policy to cover such shortfall in principal to the extent available under the Policy. See "--The Policy."

       With respect to any Distribution Date, the "Transferor Subordinated Amount" equals $2,563,176.42 plus the aggregate Principal Balances of any Overcollateralization Loans minus (i) the aggregate amount of principal and interest collections allocable to the Transferor Interest that have previously been distributed to the Certificateholders to cover a Required Amount as described above and (ii) the aggregate amount of the Investor Loss Amounts that have previously been reallocated to the Transferor Interest as described above. The Transferor Subordinated Amount at any time may also be further reduced if such reduction is consented to by both the Rating Agencies and the Certificate Insurer and certain other conditions are satisfied. The "Overcollateralization Amount" on any date of determination is the amount by which the Invested Amount exceeds the Certificate Principal Balance on such day.

  DEFERRED INTEREST ACCOUNT

       On the Closing Date an amount equal to $340,397.14 will be deposited, and on each transfer date of Subsequent Mortgage Loans an amount calculated by the Transferor necessary to pay any Deferred Interest during the lifetime of such Subsequent Mortgage Loan will be deposited, in an account (the "Deferred Interest Account") in the name of the Trustee on behalf of the Trust. On each Distribution Date, amounts in the Deferred Interest Account in an amount of potential Deferred Interest for such Distribution Date will be deposited into the Collection Account and applied in accordance with the priority of payments set forth in "Description of the Certificates -- Distributions on the Certificates. Any amounts remaining in the Deferred Interest Account on the later of (i) the Distribution Date following the end of the Funding Period and
(ii) the Distribution Date following the date on which all teaser Mortgage Loans have become fully indexed, will be deposited in the Collection Account for distribution.

       Amounts on deposit in the Deferred Interest Account shall be invested in Eligible Investments.

 RAPID AMORTIZATION EVENTS

       As described above, the Managed Amortization Period will continue through the Distribution Date in January 2003, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. The "Rapid Amortization Period" is the period commencing on the earlier of (x) the end of the Managed Amortization Period and
 (y) the day, if any, upon which a Rapid Amortization Event occurs and concluding upon termination of the Trust. "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of the Transferor or the Seller (i) to make a payment or deposit required under the Agreement or the Insurance Agreement within [two] Business Days after notification that such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Insurance Agreement, which failure continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Transferor in the Agreement or the Insurance Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Transferor has purchased the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee and the Certificate Insurer) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller, the Transferor or the Depositor or relating to the Trust;

          (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (e) the aggregate of all draws under the Policy exceeds 1% of the Original Pool Balance;

          (f) if any of the transaction documents shall cease to be in full force and effect or the security interest of the Trustee in the Trust shall cease to be a first priority perfected security interest;

          (g) the occurrence of a change in control with respect to the Headlands;

          (h) the occurrence of any material breach by Headlands of the provisions of its credit agreements during the term of the Trust;

          (i) failure by the Servicer, if the Servicer is Headlands, to maintain a minimum volume in its mortgage servicing portfolio of $2 billion, calculated by outstanding principal balances of mortgage loans serviced, in accordance with the Servicer's credit and collection policy;

          (j) at the end of each calendar quarter commencing on March 30, 1997, failure by Headlands to maintain (a) "shareholder's equity" according to GAAP, of $15 million or (b) a maximum ratio of total liabilities to shareholder's equity according to GAAP of 20 to 1;

          (k) the failure by the Seller or the Servicer to implement the CPI servicing system or a servicing system mutually acceptable to the Servicer and the Certificate Insurer within 90 days after availability of the system;

          (l) for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction the numerator of which is equal to the average of the aggregate Asset Balances on such date of all Mortgage Loans with respect to which principal or interest are at least 60 days delinquent as of the last day of each of the three immediately preceding Collection Periods, and the denominator of which is equal to the average of the Pool Balance as of the last day of each of the three immediately preceding Collection Periods shall exceed 4%; or

          (m) for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the average of the aggregate Asset Balances on such date of all defaulted Mortgage Loans (excluding Liquidated Mortgage Loans) as to which
     (i) collection procedures are ongoing and (ii) the Servicer has charged off all or a portion of the related Asset Balance as of the last day of each of the three immediately preceding Collection Periods, and the denominator of which is equal to the average of the Pool Balance as of the last day of each of the three immediatly preceding Collection Periods shall exceed 2%.


     In the case of any event described above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either (i) the Trustee or Certificateholders holding Certificates evidencing in the aggregate more than 51% of the Voting Rights, with the consent of the Certificate Insurer, or (ii) the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice; provided that with respect to clauses, (c), (d) and (e) a Rapid Amoritization Event shall occur immediately upon the occurrence of such, without any such notice.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Trustee and the Certificate Insurer of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders evidencing in the aggregate more than 51% of the Voting Rights, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans to a purchaser in a commercially reasonable manner and on commercially reasonable terms; provided, however, that the Certificate Insurer's consent to the terms of any such sale shall be required, which consent shall not be unreasonably withheld. Any proceeds will be treated as collections allocable to the Certificateholders and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). The proceeds from the sale, disposition or liquidation of the Mortgage Loans will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

 THE POLICY

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the "Insurance Agreement") to be dated as of December 1, 1996, among Headlands, as Seller and Servicer, Headlands SPC, as Transferor, the Depositor, the Trustee and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Class A Certificates for such Distribution Date and (ii) after application of amounts available from Investor Interest Collections, amounts transferred from the Deferred Interest Account, investment earnings on amounts on deposit in the Funding Account and amounts on deposit in the Spread Account, any shortfall in accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement. Any amendments or modifications to such terms shall require the Certificate Insurer's prior written consent. The effect of the Policy is to guarantee the timely payment of interest on the Class A and Class S Certificates, and the ultimate payment of the principal amount of the Class A Certificates.

     The "Guaranteed Principal Distribution Amount" for any Distribution Date on which the Transferor Subordinated Amount has been reduced to zero shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date including application of any amounts available therefor in the Spread Account) exceeds the Invested Amount as of such Distribution Date (after giving effect to distributions of principal, if any, to the Certificateholders and the allocation of Investor Loss Amounts on such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in January, 2024 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date and after application of amounts on deposit in the Spread Account).

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 11:00 a.m., New York City time, on the Business Day next succeeding Receipt of such notice for payment and (ii) 11:00 a.m., New York City time, on the Business Day immediately preceding the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the final order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Trustee is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law with respect to which Order the appeal period has expired without an appeal having been filed, (B) a certificate of the Trustee on behalf of the Certificateholders that the Order has been entered and is not subject to any stay, (C) an assignment, in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee and the Certificateholders relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (D) a claim for payment as required by the Certificate Insurer. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly.

     The terms "Receipt" and "Received," with respect to the Policy, means actual delivery to the Certificate Insurer prior to 2:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 p.m., New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York or the state in which the Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee. On any Distribution Date, the amount available under the Policy in respect of principal shall be equal to the excess of the Original Certificate Principal Balance over the sum of (i) the aggregate of all amounts theretofore paid by the Certificate Insurer in respect of principal on the Certificates and (ii) the aggregate of all amounts withdrawn from the Spread Account in respect of payments of principal on the Certificates. Further, the aggregate amount of all claims paid under the Policy in respect of principal may not exceed the Original Certificate Principal Balance.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Transferor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments from the Spread Account and under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

 REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

           (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

           (ii) the amount being distributed to each Class of Certificateholders;

          (iii) the amount of interest included in such distribution and the related Certificate Rate;

           (iv) the amount, if any, of overdue accrued interest and Deferred Interest included in such distribution (and the amount of interest thereon);

           (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

           (vi) the amount, if any, of principal included in such distribution;

          (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

          (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution and the amount, if any, of Liquidation Loss Amounts with respect to the related Collection Period;

           (ix) the Servicing Fee for such Distribution Date;

           (x) the Invested Amount, the Certificate Principal Balance and the Notional Amount, each after giving effect to such distribution;

           (xi) the Pool Balance as of the end of the preceding Collection
 Period;

          (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiv) the amount of any draws on the Policy;

           (xv) the amount, if any, on deposit in the Spread Account and the amount, if any, transferred from the Spread Account in respect of such Distribution Date;

          (xvi) the amount of the amount, if any, of any losses allocated against the Transferor Subordinated Amount on such Distribution Date and the amount, if any, of the remaining Transferor Subordinated Amount (after making distributions in respect of such Distribution Date).

     In the case of information furnished pursuant to clauses (iii), (iv), (v),
 (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each full calendar year after 1997, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for the prior calendar year.

 COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

 HAZARD INSURANCE

     The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicers shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account net of certain amounts as indicated in the Agreement. In cases in which any Mortgage Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgage Properties.

 REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

 SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, the Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 0.50% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

 EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before May 31 in each year, beginning in May 31, 1998, to the Trustee and the Certificate Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before May 31 of each year, beginning May 31, 1998, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

 CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the Certificate Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Certificate Insurer and; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Certificates without regard to the Policy. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates acceptable to the Certificate Insurer, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certif-icateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). The Agreement provides that neither the Transferor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Transferor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or [gross] negligence of the Transferor or the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

 EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of: (i) any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the Agreement or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, of at least 25% of the Voting Rights; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate of at least 25% of the Voting Rights; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (each an "Insolvency Event"). Under certain other circumstances, the Certificate Insurer may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Trustee, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

 RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either (i) the Trustee, or Certificateholders evidencing an aggregate of at least 51% of the Voting Rights in each case with the consent of the Certificate Insurer or
 (ii) the Certificate Insurer, may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $15,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

 AMENDMENT

     The Agreement may be amended from time to time by the Transferor, the Depositor, the Servicer and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Transferor or the Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Trustee nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement or the Policy which shall not be inconsistent with the provisions of the Agreement or to comply with any requirement imposed by the Code (as defined herein); provided that such action will not, as evidenced by an opinion of counsel, adversely affect, in any material respect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates, without regard to the Policy. The Agreement may also be amended from time to time by the Transferor, the Servicer, the Depositor and the Trustee, with the consent of Certificateholders evidencing an aggregate of at least 51% of the Voting Rights and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding or (iii) adversely affect in any material respect the interest of the Certificate Insurer.

 TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust will generally terminate on the later of (A) the Distribution Date immediately following the payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero and all other amounts due and owing to the Certificateholders have been paid in full, (ii) the Distribution Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date immediately following the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in January, 2024.

     The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 10% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the respective Certificate Rates through the day preceding the final Distribution Date and interest accrued on any unpaid interest, to the extent legally permissible, together with all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy. In no event, however, will the Trust created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "-- Rapid Amortization Events" herein.

 THE TRUSTEE

     The First National Bank of Chicago, a national banking association with its principal place of business in Chicago, Illinois, has been named Trustee pursuant to the Agreement. Pursuant to the Agreement, the Trustee will be entitled to a monthly fee payable from the Servicer. The Trustee is only obligated to perform the duties and obligations set forth in the Agreement.

     The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Servicer, the Transferor and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

 CERTAIN ACTIVITIES

     The Trust will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
 (v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Servicer with the terms of the Agreement.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor and the Transferor towards the purchase of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

 CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and factors and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Dewey Ballantine, special tax counsel to the Depositor and counsel to the Underwriter ("Tax Counsel"), is of the opinion that, based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and such investigations as it deemed appropriate, the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as described herein.

     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. Investors should be aware that no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation. Because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors including the Depositor's economic analyses with respect to the transaction in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Class A Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

 TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Interest Income on the Certificates. As a general rule, interest paid or accrued on the Certificates will be treated as ordinary income to the holders thereof. A Certificateholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Certificates in ordinary income as such interest accrues, while a Certificateholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. The following discussion is based in part on the rules governing "original issue discount" ("OID") which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates.

     It is anticipated that the Class A Certificates will not be issued with OID within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect thereto. If the Class A Certificates were issued at more than a de minimis discount, however, such Certificates would be treated as issued with OID for federal income tax purposes. The amount of OID on a Class A Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The Class S Certificates will be issued with OID within the meaning of section 1273(a) of the Code. Payments of interest on the Class S Certificates will not be treated as "qualified stated interest," as defined below. Holders of the Class S Certificates should be aware that for federal income tax purposes they must include in gross income OID as it accrues under a method that takes account of the compounding of interest, generally in advance of receipt of the cash attributable to such income. The Trustee will supply, at the time and in the manner required by the IRS to holders of Class S Certificates information with respect to the OID accruing on such Certificates.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Certificate and its issue price. The issue price of a Certificate is the first price at which a substantial amount of Certificates is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the Certificate. The stated redemption price at maturity of the Class S Certificates is equal to the sum of all distributions to be made under such Certificates. The stated redemption price at maturity of a Class A Certificate includes the original principal amount of the Certificate, but generally will not include distributions of interest if such distributions constitute qualified stated interest.

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Certificate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Because the Class A Certificates will not be entitled to penalty payments of interest on interest deficiencies [other than interest at the coupon rate on the amount of such deficiencies] and do not provide for default or acceleration rights in the event of interest shortfalls, the interest payments on the Class A Certificates may not be treated by the IRS as qualified stated interest, and in such event, the interest payments would be taxed as OID. Holders of Class A Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Class A Certificate. While the tax treatment of interest on the Class A Certificates is not entirely clear, the Trust intends to treat the stated interest on the Class A Certificates as qualified stated interest for OID purposes.

     A Holder of a Certificate treated as issued with OID is required to include in gross income, for all days during its taxable year on which it holds such Certificate, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. Generally, the amount of OID includible in income of a Certificateholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Certificate and the adjusted issue price of the Certificate at the beginning of the accrual period, reduced by any payments of qualified stated interest during such accrual period. The adjusted issue price at the beginning of an accrual period is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Certificate in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by Certificateholders is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period for such Certificates is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Certificates as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Certificates, over the adjusted issue price of the Certificates at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     A subsequent holder of a Certificate will also be required to include OID in gross income, but such a holder who purchases such Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Variable Rate Certificates. Because the Class A Certificates bear interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the present value of all payments remaining to be made on such Certificates should be calculated as if the interest index remained at its value as of the issue date of such Certificates. Because the proper method of adjusting accruals of OID on a variable rate Certificate is uncertain, holders of variable rate Certificates should consult their own tax advisors regarding the appropriate treatment of such Certificates for federal income tax purposes.

     Market Discount. Certificateholders should be aware that the resale of a Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Certificate at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Certificate, the lesser of such gain or the portion of the market discount that accrued while the Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may instead elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

     Premium. A Certificateholder who purchases a Certificate for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Certificateholder may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the Certificate. If the Certificateholder does not make such an election, the premium paid for the Certificate generally will be included in the tax basis of the Certificate in determining the gain or loss on its disposition.

     Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a holder of a Certificate to elect to accrue all interest, discount (including de minimis market or original issue discount) in income (as adjusted by any amortizable premium) as interest, based on a constant yield method. If such an election were to be made with respect to a Certificate with market discount, the holder of the Certificate would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a Certificate that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest and discount on a constant yield method with respect to a Certificate is irrevocable.

     Each Certificateholder should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

 POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     Although, as described above, it is the opinion of Tax Counsel that the Certificates are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner and the Transferor could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

     The Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were not treated as indebtedness.

 POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, although this matter is not free from doubt, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because although two classes of indebtedness secured by the Mortgage Loans are being issued by the Trust, both classes should be regarded as having the same maturity since neither class will be outstanding beyond the period the other is outstanding. Investors should be aware, however, that neither the Code, the Treasury regulations issued under the Code with respect to taxable mortgage pools, nor any other relevant authority defines the term "maturity" for this purpose.

     Following the issuance of the Certificates, the Transferor anticipates forming or causing an affiliate to form a trust (the "Post-Closing Trust") which will issue an instrument (the "Instrument") entitling the holder thereof to receive payments under certain circumstances. The original purchasers of the Class S Certificates will be given the opportunity to purchase such Instrument from the Transferor. The IRS could take the position that the Trust and the Post-Closing Trust should be viewed as one arrangement for purposes of applying the taxable mortgage pool rules. Because the Instruments will have the same maturity as the Certificates, such a recharacterization will not cause either the Trust or the Post-Closing Trust to be treated as a taxable mortgage pool, although such conclusion is not free from doubt.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax would likely reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

 FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner also would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     The Small Business Job Protection Act of 1996 changed the definition of a "foreign" trust. Under prior law, the definition was based on whether a trust's foreign source income would be subject to U.S. tax. The new definition contains two objective requirements which, if satisfied, will cause a trust to be treated as a U.S. trust. It looks first to whether the trust's administration is subject to a U.S. court's "primary supervision" and second to whether U.S. fiduciaries control all substantial decisions of the trust. If both these requirements are met, the trust is a U.S. trust. All other trusts are "foreign" trusts.

 BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, failed to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, failed to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, failed to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest and payment with respect to OID (and principal) otherwise payable to the Certificateholder, and remit the withheld amount to the IRS as a credit against the Certificateholder's Federal income tax liability.

                                 STATE TAXES

           The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

           ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.



                              ERISA CONSIDERATIONS

           The Certificates may not be acquired by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plan subject to Section 4975 of the Internal Revenue Code (each a "Plan") or a person investing "plan assets" of a Plan (including without limitation, for this purpose, any insurance company general account). By its acceptance of a Certificate, each purchaser will be deemed to have represented and warranted that it is not subject to the foregoing limitation.


                        LEGAL INVESTMENT CONSIDERATIONS

           Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA.


                                  UNDERWRITING

           Subject to the terms and conditions set forth in the underwriting agreement, dated December 26, 1996 (the "Underwriting Agreement"), between the Depositor and Greenwich Capital Markets, Inc. (an affiliate of the Depositor, the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase the Certificates from the Depositor.

           In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

           Greenwich Capital Markets, Inc. proposes to offer the Class A Certificates and the Class S Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale.

           The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.


                                 LEGAL MATTERS

           Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter and with regard to the tax characterization of the Certificates by Dewey Ballantine, New York, New York.

                                    EXPERTS

           The financial statements of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 are included herein beginning on page F-1 and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

           The report of KPMG Peat Marwick LLP covering the financial statements referred to above contains an explanatory paragraph with regard to Capital Markets Assurance Corporation's adoption at December 31, 1993 of Financial Accounting Standard Board's Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                    RATINGS

           It is a condition to issuance that the Certificates be rated "AAA" and "AAAr," respectively by Standard & Poor's and "Aaa" and by Moody's.

           A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. However, the ratings of the Class A Certificates do not address the timeliness or likelihood of the payment of Deferred Interest. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

           The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

           A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

                                                             PAGE
1934 Act.............................................         S-2
Accelerated Principal Distribution Amount............  S-13, S-51
Additional Balances..................................         S-5
Agreement............................................         S-4
Alternative Principal Payment........................  S-16, S-53
BIF..................................................        S-49
Book-Entry Certificates..............................         S-2
Business Day.........................................  S-50, S-58
CapMAC...............................................        S-18
CEDE.................................................        S-10
Certificate Insurer..................................        S-18
Certificate Owner....................................        S-24
Certificate Principal Balance........................   S-6, S-44
Certificate Rate..................................S-6, S-15, S-52
Certificate Registrar................................        S-44
Certificateholders...................................         S-6
Certificates.........................................    S-0, S-5
Class A Certificate Rate.............................    S-0, S-5
Class A Certificates.................................         S-0
Class S Certificate Rate.............................         S-5
Class S Certificates.................................         S-0
Class S Notional Amount..............................   S-6, S-44
Closed-End Loans.....................................         S-0
Closing Date.........................................  S-15, S-52
Code.................................................        S-65
Collection Account...................................  S-14, S-49
Collection Period....................................  S-14, S-52
Combined Loan-to-Value Ratio.........................   S-8, S-32
Commission...........................................         S-2
Credit Limit.........................................         S-8
Credit Limit Utilization Rate........................        S-31
Credit Line Agreements...............................   S-4, S-31
Cut-Off Date.........................................         S-5
Cut-Off Date Principal Balance.......................         S-5
Defective Mortgage Loans.............................        S-48
Deferred Interest....................................        S-15
Deferred Interest Account............................        S-17
Definitive Certificate...............................        S-45
Depositor............................................         S-4
Depository...........................................   S-2, S-10
Determination Date...................................  S-21, S-49
Dissolution Distribution Date........................        S-56
Distribution Date.................................S-0, S-15, S-50
Due Date.............................................         S-9
Eligible Account.....................................        S-49
Eligible Substitute Mortgage Loan....................        S-47
Events of Servicing Termination......................        S-62

                                                                 Page
                                                                 ----

Fixed Allocation Percentage..........................            S-14
Funding Account......................................            S-17
Guaranteed Distributions.............................      S-18, S-57
Guaranteed Principal Distribution Amount.............      S-18, S-57
Headlands............................................  S-0, S-4, S-27
Headlands SPC........................................       S-4, S-31
HELOCs...............................................             S-0
Holdings.............................................            S-27
Index Rate...........................................       S-9, S-33
Initial Closed-End Loans.............................             S-4
Initial HELOCs.......................................             S-4
Initial Mortgage Loans...............................             S-4
Insolvency Event.....................................            S-62
Instrument...........................................            S-69
Insurance Agreement..................................      S-18, S-57
Interest Collections.................................      S-11, S-49
Interest Period......................................      S-15, S-52
Invested Amount......................................       S-6, S-44
Investor Fixed Allocation Percentage.................            S-14
Investor Floating Allocation Percentage..............      S-11, S-50
Investor Interest Collections........................      S-11, S-50
Investor Loss Amount.................................      S-14, S-52
Investor Principal Collections.......................      S-14, S-50
IRS..................................................            S-66
LIBOR................................................            S-15
LIBOR Business Day...................................            S-53
Liquidated Mortgage Loan.............................            S-52
Liquidation Loss Amount..............................      S-14, S-52
Liquidation Proceeds.................................            S-50
Loan Agreements......................................       S-4, S-31
Loan Rate............................................  S-8, S-9, S-32
Managed Amortization Period..........................            S-16
Margin...............................................       S-9, S-32
Maximum Principal Payment............................      S-16, S-53
Maximum Rate.........................................      S-15, S-32
Minimum Transferor Interest..........................       S-7, S-49
Moody's..............................................            S-23
Mortgage Loan Schedule............................... S-7, S-47, S-48
Mortgage Loans.......................................        S-0, S-5
Mortgage Notes.......................................       S-4, S-31
Mortgaged Properties.................................             S-4
Net Liquidation Proceeds.............................      S-11, S-50
OID..................................................            S-66
OID Regulations......................................            S-66
One-Month LIBOR......................................             S-2
Order................................................            S-57
Original Certificate Principal Balance...............            S-44
Original Class A Certificate Principal Balance.......             S-6
Original Invested Amount.............................       S-6, S-44
Original Pool Balance................................             S-5
Overcollateralization Amount.........................S-13, S-51, S-55

                                                                   Page
                                                                   ----

Overcollateralization Loans..........................              S-14
Paying Agent.........................................              S-54
Percentage Interest..................................              S-10
Policy...............................................          S-0, S-4
Pool Balance.........................................         S-5, S-50
Pool Factor..........................................              S-43
Post-Closing Trust...................................              S-69
Prepayment Assumption................................              S-67
Principal Balance....................................               S-5
Principal Collections................................        S-11, S-50
Prospectus...........................................               S-2
Purchase Agreement...................................              S-25
Rapid Amortization Event.............................              S-55
Rapid Amortization Period............................              S-55
Rating Agencies......................................              S-23
Receipt..............................................              S-58
Received.............................................              S-58
Record Date..........................................              S-50
Reference Bank Rate..................................              S-53
Related Documents....................................              S-46
Required Amount......................................              S-19
Required Overcollateralization Amount................        S-14, S-51
SAIF.................................................              S-49
Scheduled Principal Collections Distribution Amount..        S-16, S-53
Seller...............................................               S-4
Servicer.............................................         S-4, S-11
Servicing Fee........................................              S-21
Servicing Fee Rate...................................        S-21, S-61
SMMEA................................................        S-23, S-71
Spread Account.......................................        S-13, S-19
Standard & Poor's....................................              S-23
Subsequent Mortgage Loans............................               S-5
Tax Counsel..........................................        S-23, S-65
Telerate Screen Page 3750............................              S-52
Transfer Date........................................              S-48
Transfer Deficiency..................................              S-47
Transfer Deposit Amount..............................              S-47
Transferor...........................................               S-4
Transferor Collections...............................              S-53
Transferor Interest..................................    S-0, S-6, S-45
Transferor Principal Collections.....................        S-14, S-50
Transferor Subordinated Amount.......................        S-20, S-54
Trust................................................          S-0, S-4
Trustee..............................................         S-4, S-22
Underwriter..........................................         S-2, S-71
Underwriting Agreement...............................              S-71
Voting Rights........................................              S-46
Yield Supplement Account.............................              S-55

                                   Annex I

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

                                  (UNAUDITED)

                     Capital Markets Assurance Corporation
                                Balance sheets
                            (Dollars in thousands)


                                    ASSETS
                                    ------

                                                      September 30, 1996     December 31,1995
                                                              (Unaudited)
---------------------------------------------------------------------------------------------
INVESTMENTS:
Bonds at fair value (amortized cost $283,996 at
 September 30, 1996 and $210,651 at December 31,
 1995)                                                        $  284,595              215,706
Short-term investments (at amortized cost which
approximates fair value)                                          23,081               68,646
---------------------------------------------------------------------------------------------
  Total investments                                              307,676              284,352
=============================================================================================
Cash                                                                 514                  344
Accrued investment income                                          3,604                3,136
Deferred acquisition costs                                        42,350               35,162
Premiums receivable                                                4,068                3,540
Prepaid reinsurance                                               17,801               13,171
Other assets                                                       4,194                3,428
---------------------------------------------------------------------------------------------
  TOTAL ASSETS                                                $  380,207              343,133
=============================================================================================

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------
LIABILITIES:
Unearned premiums                                             $   61,410               45,767
Reserve for losses and loss adjustment expenses                    9,602                6,548
Ceded reinsurance                                                  2,455                2,469
Accounts payable and other accrued expenses                       12,446               10,844
Current income taxes                                                   -                  136
Deferred income taxes                                             13,608               11,303
---------------------------------------------------------------------------------------------
  Total liabilities                                               99,521               77,067
---------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY:

Common stock                                                      15,000               15,000
Additional paid-in capital                                       208,475              205,808
Unrealized appreciation on investments, net of tax                   389                3,286
Retained earnings                                                 56,822               41,972
---------------------------------------------------------------------------------------------
  Total stockholder's equity                                     280,686              266,066
---------------------------------------------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                  $  380,207              343,133
=============================================================================================

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                              STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                             Three Months Ended    Nine months Ended
                                                 September 30         September 30

                                                1996     1995        1996       1995
-------------------------------------------------------------------------------------
REVENUES:
Direct premiums written                      $ 17,206    12,204     49,983     45,042
Assumed premiums written                            8       102      1,032        925
Ceded premiums written                         (4,129)   (6,188)   (11,142)   (11,834)
-------------------------------------------------------------------------------------
  Net premiums written                         13,085     6,118     39,873     34,133
(Increase) decrease in unearned premiums       (3,042)    1,193    (11,014)   (12,418)
-------------------------------------------------------------------------------------
  Net premiums earned                          10,043     7,311     28,859     21,715
Net investment income                           4,307     3,013     12,296      8,606
Net realized capital gains (loss)                 (57)      364        111        449
Other income                                       25        14        104         38
-------------------------------------------------------------------------------------
  Total revenues                               14,318    10,702     41,370     30,808
-------------------------------------------------------------------------------------

EXPENSES:
Losses and loss adjustment expenses             1,248       821      3,432      2,279
Underwriting and operating expenses             3,780     2,563     11,142      9,939
Policy acquisition costs                        2,126     2,022      6,249      5,481
-------------------------------------------------------------------------------------
  Total expenses                                7,154     5,406     20,823     17,699
-------------------------------------------------------------------------------------
  Income before income taxes                    7,164     5,296     20,547     13,109
-------------------------------------------------------------------------------------

INCOME TAXES:
Current federal income tax                      1,027       231      3,008        895
Deferred federal income tax                       718     1,280      2,689      2,256
-------------------------------------------------------------------------------------
  Total income taxes                            1,745     1,511      5,697      3,151
-------------------------------------------------------------------------------------
  NET INCOME                                 $  5,419     3,785     14,850      9,958
=====================================================================================

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                       STATEMENT OF STOCKHOLDER'S EQUITY
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                             Nine Months Ended
                                                            September 30, 1996
------------------------------------------------------------------------------
COMMON STOCK:
Balance at beginning of period                                       $  15,000
------------------------------------------------------------------------------
  Balance at end of period                                              15,000
------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of period                                         205,808
Capital contribution                                                     2,667
------------------------------------------------------------------------------
  Balance at end of period                                             208,475
------------------------------------------------------------------------------

UNREALIZED (DEPRECIATION) APPRECIATION
ON INVESTMENTS, NET OF TAX:
Balance at beginning of period                                           3,286
Unrealized depreciation on investments                                  (2,897)
------------------------------------------------------------------------------
  Balance at end of period                                                 389
------------------------------------------------------------------------------

RETAINED EARNINGS:
Balance at beginning of period                                          41,972
Net income                                                              14,850
------------------------------------------------------------------------------
  Balance at end of period                                              56,822
------------------------------------------------------------------------------
  TOTAL STOCKHOLDER'S EQUITY                                         $ 280,686
==============================================================================

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                     NINE MONTHS ENDED     NINE MONTHS ENDED
                                                    SEPTEMBER 30, 1996    SEPTEMBER 30, 1995
--------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                  $   14,850                 9,958
--------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED (USED) BY OPERATING ACTIVITIES:
  Reserve for losses and loss adjustment expenses                3,054                 1,474
  Unearned premiums                                             15,643                17,982
  Deferred acquisition costs                                    (7,188)               (6,981)
  Premiums receivable                                             (528)                   81
  Accrued investment income                                       (468)                   63
  Income taxes payable                                           2,341                 2,447
  Net realized capital gains                                      (111)                 (449)
  Accounts payable and other accrued expenses                    5,445                 3,456
  Prepaid reinsurance                                           (4,630)               (5,564)
  Other, net                                                      (381)                2,253
--------------------------------------------------------------------------------------------
       Total adjustments                                        13,177                14,762
--------------------------------------------------------------------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                     28,027                24,720
--------------------------------------------------------------------------------------------
  CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investments                                    (154,308)             (109,235)
  Proceeds from sale of investments                             35,388                38,577
  Proceeds from maturities of investments                       91,063                37,361
--------------------------------------------------------------------------------------------
  NET CASH USED IN INVESTING ACTIVITIES                        (27,857)              (33,297)
--------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Paid-in capital                                                      -                 9,000
--------------------------------------------------------------------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                          -                 9,000
--------------------------------------------------------------------------------------------
Net increase in cash                                               170                   423
Cash balance at beginning of period                                344                    85
--------------------------------------------------------------------------------------------
  CASH BALANCE AT END OF PERIOD                             $      514                   508
============================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Income taxes paid                                           $    3,225                   650
Tax and loss bonds purchased                                $      131                    54
============================================================================================

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                      NOTES TO UNAUDITED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1996


  1.  BACKGROUND
      Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

      CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  2.  BASIS OF PRESENTATION
      CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

  3.  RECLASSIFICATIONS
      Certain prior period balances have been reclassified to conform to the current period presentation.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1994 AND 1993

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

[LOGO] KPMG PEAT MARWICK LLP
       345 Park Avenue
       New York, NY 10154




                          Independent Auditors' Report
                          ----------------------------


  The Board of Directors
  Capital Markets Assurance Corporation:


  We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

  As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.


                                                       /s/ KPMG Peat Marwick LLP

  January 25, 1996

                     Capital Markets Assurance Corporation
                                Balance Sheets
                            (Dollars in thousands)

                                    ASSETS
                                    ------

                                                                     December 31    December 31
                                                                            1995           1994
INVESTMENTS:
Bonds at fair value (amortized cost $210,651 at December 31,
1995 and $178,882 at December 31, 1994)                              $   215,706        172,016
-----------------------------------------------------------------------------------------------
Short-term investments (at amortized cost which approximates
fair value)                                                               68,646          2,083
Mutual funds at fair value (cost $16,434 at December 31, 1994)                 -         14,969
-----------------------------------------------------------------------------------------------
   Total investments                                                     284,352        189,068
-----------------------------------------------------------------------------------------------
Cash                                                                         344             85
Accrued investment income                                                  3,136          2,746
Deferred acquisition costs                                                35,162         24,860
Premiums receivable                                                        3,540          3,379
Prepaid reinsurance                                                       13,171          5,551
Other assets                                                               3,428          3,754
-----------------------------------------------------------------------------------------------
   Total assets                                                      $   343,133        229,443
===============================================================================================

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------
LIABILITIES:
Unearned premiums                                                    $    45,767         25,905
Reserve for losses and loss adjustment expenses                            6,548          5,191
Ceded reinsurance                                                          2,469          1,497
Accounts payable and other accrued expenses                               10,844         10,372
Current income taxes                                                         136              -
Deferred income taxes                                                     11,303          3,599
-----------------------------------------------------------------------------------------------
   Total liabilities                                                      77,067         46,564
-----------------------------------------------------------------------------------------------

STOCKHOLDER'S EQUITY:
Common stock                                                              15,000         15,000
Additional paid-in capital                                               205,808        146,808
Unrealized appreciation (depreciation) on investments,
net of tax                                                                 3,286         (5,499)
Retained earnings                                                         41,972         26,570
-----------------------------------------------------------------------------------------------
   Total stockholder's equity                                            266,066        182,879
-----------------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                        $   343,133        229,443
===============================================================================================

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                             STATEMENTS OF INCOME
                            (DOLLARS IN THOUSANDS)

                                              Year Ended        Year Ended         Year Ended
                                       December 31, 1995  December 31,1994  December 31, 1993
---------------------------------------------------------------------------------------------

REVENUES:
Direct premiums written                         $ 56,541            43,598             24,491
Assumed premiums written                             935             1,064                403
Ceded premiums written                           (15,992)          (11,069)            (3,586)
---------------------------------------------------------------------------------------------
  Net premiums written                            41,484            33,593             21,308
Increase in unearned premiums                    (12,242)          (10,490)            (3,825)
---------------------------------------------------------------------------------------------
  Net premiums earned                             29,242            23,103             17,483
Net investment income                             11,953            10,072             10,010
Net realized capital gains                         1,301                92              1,544
Other income                                       2,273               120                354
---------------------------------------------------------------------------------------------
  Total revenues                                  44,769            33,387             29,391
---------------------------------------------------------------------------------------------

EXPENSES:
Losses and loss adjustment expenses                3,141             1,429                902
Underwriting and operating expenses               13,808            11,833             11,470
Policy acquisition costs                           7,203             4,529              2,663
---------------------------------------------------------------------------------------------
  Total expenses                                  24,152            17,791             15,035
---------------------------------------------------------------------------------------------
  Income before income taxes                      20,617            15,596             14,356
---------------------------------------------------------------------------------------------

INCOME TAXES:
Current income tax                                 2,113               865              1,002
Deferred income tax                                3,102             2,843              2,724
---------------------------------------------------------------------------------------------
  Total income taxes                               5,215             3,708              3,726
---------------------------------------------------------------------------------------------
  NET INCOME                                    $ 15,402            11,888             10,630
=============================================================================================

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                              Year Ended        Year Ended         Year Ended
                                        December 31,1995 December 31, 1994  December 31, 1993
---------------------------------------------------------------------------------------------

COMMON STOCK:
Balance at beginning of period                $   15,000            15,000             15,000
---------------------------------------------------------------------------------------------
  Balance at end of period                        15,000            15,000             15,000
---------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of period                   146,808           146,808            146,808
Paid-in capital                                   59,000                 -                  -
---------------------------------------------------------------------------------------------
  Balance at end of period                       205,808           146,808            146,808
---------------------------------------------------------------------------------------------

UNREALIZED (DEPRECIATION) APPRECIATION
ON INVESTMENTS, NET OF TAX:
Balance at beginning of period                    (5,499)            3,600                  -
Unrealized appreciation (depreciation) on
investments                                        8,785            (9,099)             3,600
---------------------------------------------------------------------------------------------
  Balance at end of period                         3,286            (5,499)             3,600
---------------------------------------------------------------------------------------------

RETAINED EARNINGS:
Balance at beginning of period                    26,570            14,682              4,052
Net income                                        15,402            11,888             10,630
---------------------------------------------------------------------------------------------
  Balance at end of period                        41,972            26,570             14,682
---------------------------------------------------------------------------------------------

TOTAL STOCKHOLDER'S EQUITY                    $  266,066           182,879            180,090
=============================================================================================

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                           STATEMENTS OF CASH FLOWS
                             (DOLLAR IN THOUSANDS)

                                               Year Ended        Year Ended        Year Ended
                                        December 31, 1995 December 31, 1994 December 31, 1993
---------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                   $    15,402            11,888             10,630
----------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED (USED) BY OPERATING ACTIVITIES:

   Reserve for losses and loss adjustment
   expenses                                        1,357             1,429                902
   Unearned premiums                              19,862            15,843              4,024
   Deferred acquisition costs                    (10,302)           (9,611)            (9,815)
   Premiums receivable                              (161)           (2,103)              (432)
   Accrued investment income                        (390)             (848)              (110)
   Income taxes payable                            3,621             2,611              2,872
   Net realized capital gains                     (1,301)              (92)            (1,544)
   Accounts payable and other accrued
   expenses                                          472             3,726              1,079
   Prepaid reinsurance                            (7,620)           (5,352)              (199)
   Other, net                                        992               689              1,201
----------------------------------------------------------------------------------------------
      Total adjustments                            6,530             6,292             (2,022)
----------------------------------------------------------------------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES       21,932            18,180              8,608
----------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments                        (158,830)          (77,980)          (139,061)
Proceeds from sales of investments                49,354            39,967             24,395
Proceeds from maturities of investments           28,803            19,665            106,042
----------------------------------------------------------------------------------------------
  NET CASH USED IN INVESTING ACTIVITIES          (80,673)          (18,348)            (8,624)
----------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution                              59,000                 -                  -
----------------------------------------------------------------------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES       59,000                 -                  -
----------------------------------------------------------------------------------------------
Net increase (decrease) in cash                      259              (168)               (16)
Cash balance at beginning of period                   85               253                269
----------------------------------------------------------------------------------------------
  CASH BALANCE AT END OF PERIOD              $       344                85                253
----------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Income taxes paid                            $     1,450             1,063                833
==============================================================================================

                See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements
                          December 31, 1995 and 1994



  1)  BACKGROUND

      Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

      CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  2)  SIGNIFICANT ACCOUNTING POLICIES
      Significant accounting policies used in the preparation of the accompanying financial statements are as follows:


      a)  BASIS OF PRESENTATION
          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

      b)  INVESTMENTS

          At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



      Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

      A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

      Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

      Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

  c)  REVENUE RECOGNITION
      Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

  d)  DEFERRED ACQUISITION COSTS
      Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

  e)  RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES
      The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



      A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

      Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

  f)  DEPRECIATION
      Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

  g)  INCOME TAXES
      Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  h)  RECLASSIFICATIONS
      Certain prior year balances have been reclassified to conform to the current year presentation.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



  3)  INSURED PORTFOLIO
      At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.

                                                          Net Principal Outstanding
                                                 December 31, 1995       December 31, 1994
                                             ---------------------    --------------------
Type of Obligations Insured ($ in millions)         Amount       %        Amount         %
------------------------------------------------------------------------------------------
Consumer receivables                               $ 6,959    55.1        $4,740      50.4
Trade and other corporate
 obligations                                         4,912    38.9         4,039      43.0
Municipal/government obligations                       757     6.0           618       6.6
------------------------------------------------------------------------------------------
  TOTAL                                            $12,628   100.0        $9,397     100.0
==========================================================================================

      At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

      During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

      The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:


     Year Ended                Year Ended                 Year Ended
 December 31, 1995        December 31, 1994            December 31, 1993
--------------------     --------------------     -------------------------
                % of                     % of                          % of
Name        Revenues     Name        Revenues     Name             Revenues
--------------------     --------------------     -------------------------
Citicorp       15.2      Citicorp        16.3     Citicorp             13.7
                                                  Merrill Lynch & Co.  14.1

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



  4)  INVESTMENTS
      At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):

December 31, 1995
--------------------------------------------------------------------------------------
                                                         Gross        Gross  Estimated
                                         Amortized  Unrealized   Unrealized       Fair
Securities Available-for-Sale                 Cost       Gains       Losses      Value
--------------------------------------------------------------------------------------
U.S. Treasury obligations                $   4,153          55            -      4,208
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                               100,628         313           79    100,862
Obligations of states, municipalities
and political subdivisions                 166,010       4,809           82    170,737
Corporate and asset-backed
securities                                   8,506          45            6      8,545
--------------------------------------------------------------------------------------
   TOTAL                                 $ 279,297       5,222          167    284,352
======================================================================================
December 31, 1994
--------------------------------------------------------------------------------------
                                                         Gross       Gross   Estimated
                                         Amortized  Unrealized  Unrealized        Fair
Securities Available-for-Sale                 Cost       Gains      Losses       Value
--------------------------------------------------------------------------------------
U.S. Treasury obligations                $   4,295           -         153       4,142
Mortgage-backed securities of U.S.
government instrumentalities and
agencies                                    40,973           -       2,986      37,987
Obligations of states, municipalities
and political subdivisions                 128,856         364       3,994     125,226
Corporate and asset-backed
securities                                   6,841          15         112       6,744
Mutual Funds                                16,434           -       1,465      14,969
--------------------------------------------------------------------------------------
   TOTAL                                 $ 197,399         379       8,710     189,068
======================================================================================

  The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


  The amortized cost and estimated fair value of investments in debt securities at december 31, 1995 by contractual maturity are shown below ($ in thousands):

December 31, 1995
----------------------------------------------------------
                                      Amortized  Estimated
Securities Available-for-Sale            Cost   Fair Value
----------------------------------------------------------
Less than one year to maturity        $    5,569     5,572
One to five years to maturity             37,630    38,553
Five to ten years to maturity             99,567   102,264
Greater than ten years to maturity        35,903    37,101
----------------------------------------------------------
     Sub-total                           178,669   183,490
Mortgage-backed securities               100,628   100,862
----------------------------------------------------------
     TOTAL                            $  279,297   284,352
==========================================================

  Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

  Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

  Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit by law.

  Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                 Year Ended          Year Ended          Year Ended
$ in thousands            December 31, 1995   December 31, 1994   December 31, 1993
-----------------------------------------------------------------------------------
BONDS                               $11,105               9,193               7,803
SHORT-TERM INVESTMENTS                1,245                 484                 572
MUTUAL FUNDS                           (162)                579               1,801
INVESTMENT EXPENSES                    (235)               (184)               (166)
-----------------------------------------------------------------------------------
  TOTAL                             $11,953              10,072              10,010
===================================================================================

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


    The change in unrealized appreciation (depreciation) on available-for-sale securities is included in a separate component of stockholder's equity as shown below:

                                                          Year  Ended          Year Ended
$ in thousands                                      December 31, 1995    December 31, 1994
------------------------------------------------------------------------------------------
Balance at beginning of period                               $ (5,499)               3,600
Change in unrealized appreciation (depreciation)               13,386              (13,786)
Income tax effect                                              (4,601)               4,687
------------------------------------------------------------------------------------------
Net change                                                      8,785               (9,099)
------------------------------------------------------------------------------------------
BALANCE AT END OF PERIOD                                     $  3,286               (5,499)
==========================================================================================

     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

  5) DEFERRED ACQUISITION COSTS
     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                         Year Ended           Year Ended           Year  Ended
$ in thousands                    December 31, 1995    December 31, 1994     December 31, 1993
----------------------------------------------------------------------------------------------
Balance at beginning of period           $   24,860                15,249                5,434
Additions                                    17,505                14,140               12,478
Amortization (policy
acquisition costs)                          (7,203)                (4,529)              (2,663)
----------------------------------------------------------------------------------------------
  BALANCE AT END OF PERIOD               $  35,162                 24,860               15,249
==============================================================================================

 6) EMPLOYEE BENEFITS
    On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994 and 1993,
    respectively.

    CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



     On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

  7) EMPLOYEE STOCK OWNERSHIP PLAN
     On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

     CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31,
     1995, 1994 and 1993, respectively.

  8) RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES
     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995 CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to capmac from the Lureco Trust Account (see note 12).

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


     The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):

CASE BASIS LOSS RESERVE:

Net balance at January 1, 1995                                        $      -
------------------------------------------------------------------------------

INCURRED RELATED TO:
  Current year                                                           2,473
  Prior years                                                                -
------------------------------------------------------------------------------
Total incurred                                                           2,473
------------------------------------------------------------------------------

PAID INCURRED TO:
  Current year                                                           1,853
  Prior years                                                                -
------------------------------------------------------------------------------
Total paid                                                               1,853
------------------------------------------------------------------------------
Balance at December 31, 1995                                               620
------------------------------------------------------------------------------
Reinsurance recoverable                                                     69
------------------------------------------------------------------------------
Supplemental loss reserve                                                5,859
------------------------------------------------------------------------------
TOTAL                                                                 $  6,548
==============================================================================

  9) INCOME TAXES
     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:

                                        Year Ended                Year Ended                 Year  Ended
                                 December 31, 1995          December 31, 1994          December 31, 1993
$ in thousands                      Amount       %           Amount         %           Amount         %
--------------------------------------------------------------------------------------------------------
Expected tax expense computed
 at the statutory rate           $   7,216    35.0          $ 5,303      34.0           $ 4,881     34.0
Increase (decrease) in tax
resulting from:
  Tax-exempt interest               (2,335)  (11.3)          (1,646)    (10.6)           (1,140)    (7.9)
  Other, net                           334     1.6               51       0.4               (15)    (0.1)
---------------------------------------------------------------------------------------------------------
    TOTAL INCOME TAX EXPENSE     $   5,215    25.3          $ 3,708      23.8           $ 3,726     26.0
=========================================================================================================

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



       The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

$ in thousands                               December 31, 1995     December 31, 1994
------------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Unrealized capital losses on investments            $        -                (2,833)
Deferred compensation                                   (1,901)               (1,233)
Losses and loss adjustment expenses                     (1,002)                 (936)
Unearned premiums                                         (852)                 (762)
Other, net                                                 (98)                 (228)
------------------------------------------------------------------------------------
  Total gross deferred tax assets                       (3,853)               (5,992)
------------------------------------------------------------------------------------

DEFERRED TAX LIABILITIES:
Deferred acquisition costs                              12,307                 8,453
Unrealized capital gains on investments                  1,769                     -
Deferred capital gains on investments                      654                   726
Other, net                                                 426                   412
------------------------------------------------------------------------------------
  Total gross deferred tax liabilities                  15,156                 9,591
------------------------------------------------------------------------------------
  NET DEFERRED TAX LIABILITY                         $  11,303                 3,599
====================================================================================

       A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

  10)  INSURANCE REGULATORY RESTRICTIONS
       CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December
       31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



  11)  COMMITMENTS AND CONTINGENCIES
       On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:


       $ in thousands                                      Payment
       -----------------------------------------------------------
       1996                                               $  2,255
       1997                                                  2,948
       1998                                                  3,027
       1999                                                  3,476
       2000 and thereafter                                  36,172
       -----------------------------------------------------------
         TOTAL                                            $ 47,878
       ===========================================================

       Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
       $2,065,000, respectively.

       CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

  12)  REINSURANCE
       In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

       The effect of reinsurance on premiums written and earned was as follows:

                                      Years Ended December 31
                  ---------------------------------------------------------------
                          1995                 1994                     1993
                  -------------------   ----------------         ----------------
$ in thousands       Written   Earned   Written   Earned         Written   Earned
---------------------------------------------------------------------------------
Direct            $   56,541   36,853    43,598   28,561          24,491   20,510
Assumed                  935      761     1,064      258             403      364
Ceded                (15,992)  (8,372)  (11,069)  (5,716)         (3,586)  (3,391)
---------------------------------------------------------------------------------
NET PREMIUMS      $   41,484   29,242    33,593   23,103          21,308   17,483
=================================================================================

                     Capital Markets Assurance Corporation
                       Notes to Financial Statements


       Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

       In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

       The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

       In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

       The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

       CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



       Marine would be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

       The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC reassumed the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

  13)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
       The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                  December 31, 1995         December 31, 1994
                                              Carrying    Estimated   Carrying      Estimated
       $ in thousands                           Amount   Fair Value     Amount     Fair Value
       --------------------------------------------------------------------------------------
       FINANCIAL ASSETS:
       Investments                         $   284,352      284,352    189,068        189,068

       OFF-BALANCE-SHEET INSTRUMENTS:

       Financial Guarantees Outstanding    $         -      147,840          -         93,494
       Ceding Commission                   $         -       44,352          -         28,048
       --------------------------------------------------------------------------------------

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

       INVESTMENTS
       The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements



       FINANCIAL GUARANTEES OUTSTANDING
       The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

  14)  CAPITALIZATION
       The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

       In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.

PROSPECTUS
                            ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                        FINANCIAL ASSET SECURITIES CORP.
                                   DEPOSITOR

                                --------------
   This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Financial Asset Securities Corp. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will primarily consist of (i) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured primarily by subordinate liens on one- to four-family residential properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured primarily by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and/or (iii) Private Asset Backed Securities (as defined herein). The Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans". The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, reserve accounts, reinvestment income, guaranties, obligations, agreements, letters of credit or other assets to the extent described in the related Prospectus Supplement.

   Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

   Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

   The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Trust Fund Assets in the related Trust Fund.

   The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the Trust Fund Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Material Federal Income Tax Consequences."

                                --------------

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
        SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 12.

 THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, AND THE
   NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND
         ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE
        DEPOSITOR, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE
       EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.  NEITHER
            THE SECURITIES NOR THE LOANS ARE INSURED OR GUARANTEED
               BY ANY GOVERNMENTAL AGENCY, EXCEPT TO THE EXTENT
                DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
                   ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                --------------

   Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Securities will be distributed by, or sold by underwriters managed by:
                                --------------


                        GREENWICH CAPITAL MARKETS, INC.
                The date of this Prospectus is December 26, 1996

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

   The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Pass-Through Rate or method of determining the rate or the amount of interest, if any, to be passed through to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (xi) information as to the Trustee; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Master Servicer.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination of the offering of Securities evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities, the Depositor will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Charles A. Forbes, Jr., Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-5673. The Depositor has determined that its financial statements are not material to the offering of any Securities.

                             AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

   No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

   Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under an Agreement to be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders".

                                SUMMARY OF TERMS

    This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

  Title of Securities  Asset Backed Certificates (the "Certificates") and
                       Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which are issuable in Series.

  Depositor            Financial Asset Securities Corp., a Delaware corporation,
                       and an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc. See "The Depositor" herein.

  Trustee The trustee (the "Trustee") for each Series of Securities will be specified in the related Prospectus Supplement. See "The Agreements" herein for a description of the Trustee's rights and obligations.

  Master Servicer      The entity or entities named as Master Servicer (the
                       "Master Servicer") will be specified in the related
                       Prospectus Supplement.  See "The Agreements--Certain
                       Matters Regarding the Master Servicer and the Depositor".

  Trust Fund Assets    Assets of the Trust Fund for a Series of Securities will
                       include certain assets (the "Trust Fund Assets") which will primarily consist of (a) Loans or (b) Private Asset
                       Backed Securities, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. The Loans will be collected in a pool (each, a "Pool") as of the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus
                       Supplement (the "Cut-off Date"). Trust Fund assets also may include insurance policies, cash accounts, reinvestment income, guaranties, letters of credit or other assets to the extent described in the related
                       Prospectus Supplement. See "Credit Enhancement". In addition, if the related Prospectus Supplement so provides, the related Trust Funds' assets will include the funds on deposit in an account (a "Pre-Funding
                       Account") which will be used to purchase additional Loans during the period specified in the related Prospectus
                       Supplement.  See "The Agreements--Pre-Funding Accounts".

  A.  Loans            The Loans will consist of (i) closed-end loans (the
                       "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line
                       Loans", together with the Closed-End Loans, the "Home
                       Equity Loans"), and (ii) home improvement installment sales contracts and installment loan agreements (the
                       "Home Improvement Contracts"). The Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans". All Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more
                       Sellers.

                       As specified in the related Prospectus Supplement, the Home Equity Loans will, and the Home Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property (the "Mortgaged Property"), which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties".

  B. Private Asset-
   Backed Securities   Private Asset Backed Securities may include (a)
                       pass-through certificates representing beneficial interests in certain loans and/or (b) collateralized obligations secured by such loans. Private Asset Backed
                       Securities may include stripped securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain loans. Although individual loans underlying a Private Asset Backed
                       Security may be insured or guaranteed by the United
                       States or an agency or instrumentality thereof, they need not be, and the Private Asset Backed Securities themselves will not be so insured or guaranteed.
                       Payments on the Private Asset Backed Securities will be distributed directly to the Trustee as registered owner of such Private Asset Backed Securities. See "The Trust
                       Fund--Private Asset Backed Securities".

  Description of
   the Securities      Each Security will represent a beneficial ownership
                       interest in, or will be secured by the assets of, a Trust
                       Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Securities of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Securities may include one or more classes of senior Securities
                       (collectively, the "Senior Securities") and one or more classes of subordinate Securities (collectively, the "Subordinated Securities"). Certain Series or classes of
                       Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

                       One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement;
                       (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

  Distributions on
   the Securities      Distributions on the Securities entitled thereto will be
                       made monthly or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. Allocations of distributions among Securityholders of a single class shall be set forth in the related Prospectus Supplement.

                       Unless otherwise specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") and/or Private Asset Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate"). If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

                       The rate at which interest will be passed through to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average, notional amount or other basis, in each case as described in the related Prospectus Supplement.

  Compensating
   Interest If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to (i) the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement. See "Description of the Securities--Compensating Interest".

  Credit Enhancement   The assets in a Trust Fund or the Securities of
                       one or more classes in the related Series may have the benefit of one or more types of credit enhancement as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Loans and/or Private Asset
                       Backed Securities underlying or comprising the Trust Fund
                       Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. See "Credit Enhancement."

  A. Subordination     The rights of the holders of the Subordinated Securities
                       of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Securities of the same Series to the extent described in the related
                       Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of monthly payments of principal and interest due them. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities, the amounts of interest and/or principal due them on each Distribution Date out of the funds available for distribution on such date in the related Security Account and, to the extent described in the related Prospectus
                       Supplement, by the right of such holders to receive future distributions on the assets in the related Trust
                       Fund that would otherwise have been payable to the holders of Subordinated Securities; (ii) reducing the ownership interest of the related Subordinated
                       Securities; (iii) a combination of clauses (i) and (ii) above; or (iv) as otherwise described in the related
                       Prospectus Supplement.  If so specified in the related
                       Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies, losses due to the bankruptcy or fraud of the borrower. The related
                       Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of

                       Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

  B. Reserve Account   One or more reserve accounts (each, a "Reserve Account")
                       may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Accounts and the conditions under which the amounts in any such Reserve
                       Accounts will be used to make distributions to holders of Securities of a particular class or released from the related Reserve Account.


  C. Special Hazard
    Insurance Policy   Certain classes of Securities may have the benefit of a
                       Special Hazard Insurance Policy. Certain physical risks that are not otherwise insured against by standard hazard insurance policies may be covered by a Special Hazard
                       Insurance Policy or Policies.  Each Special Hazard
                       Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special
                       Hazard Insurance Policy as described in the related
                       Prospectus Supplement.

  D. Bankruptcy Bond   One or more bankruptcy bonds (each a "Bankruptcy Bond")
                       may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

  E. Loan Pool
   Insurance Policy    A mortgage pool insurance policy or policies may
                       be obtained and maintained for Loans relating to any Series, which shall be limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-off Date.

  F. FHA Insurance     If specified in the related Prospectus Supplement, (i)
                       all or a portion of the Loans in a Pool may be insured by the Federal Housing Administration (the "FHA") and/or
                       (ii) all or a portion of the Loans may be partially guaranteed by the Department of Veterans' Affairs (the
                       "VA").  See "Certain Legal Considerations--Title I
                       Program".

  G. Cross-Support     If specified in the related Prospectus Supplement, the
                       beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund.

                       If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

  H.  Other
    Arrangements       Other arrangements as described in the related Prospectus
                       Supplement including, but not limited to, one or more letters of credit, surety bonds, other insurance or third-party guarantees may be used to provide coverage for certain risks of defaults or various types of losses.

  Advances The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer (a "Sub-Servicer") may be obligated to advance amounts (each, an "Advance") corresponding to delinquent interest and/or principal payments on such Loan until the date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement.

                       Any such obligation of the Master Servicer or a Sub-Servicer to make Advances may be supported by the delivery to the Trustee of a support letter from an affiliate of the Master Servicer or such Sub-Servicer or an unaffiliated third party (a "Support Servicer") guaranteeing the payment of such Advances by the Master Servicer or Sub-Servicer, as the case may be, as specified in the related Prospectus Supplement.

                       In the event the Master Servicer, Support Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer, Support Servicer or Sub-Servicer. See "Description of the Securities--Advances."

  Optional
 Termination           The Master Servicer or the party specified in the related
                       Prospectus Supplement, including the holder of the residual interest in a REMIC, may have the option to effect early retirement of a Series of Securities through the purchase of the Trust Fund Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Agreements--Termination;
                       Optional Termination" herein and in the related
                       Prospectus Supplement.

  Legal Investment     The Prospectus Supplement for each series of Securities
                       will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                       Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in

                       SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment."

  Certain Material
   Federal Income Tax
   Consequences        The material federal income tax consequences to
                       Securityholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as a real estate mortgage investment conduit ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code").
                       The Prospectus Supplement for each Series of Securities will specify whether such an election will be made. See
                       "Certain Material Federal Income Tax Consequences".

  ERISA
 Considerations        A fiduciary of any employee benefit plan or other
                       retirement plan or arrangement subject to the Employee
                       Retirement Income Security Act of 1974, as amended
                       ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See
                       "ERISA Considerations". Certain classes of Securities may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Securities--General" and "ERISA Considerations".

                                  RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

  There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED ASSETS

  The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

  The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the Seller or originator of such Loan, or (ii) from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Loan upon conversion to a fixed rate.

CREDIT ENHANCEMENT

  Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

  The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans and, in the case of Private Asset Backed Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Loans comprising or underlying the Trust Fund Assets. See "Yield and Prepayment Considerations".

  Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities -- Distributions of Interest".

BALLOON PAYMENTS

  Certain of the Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

  There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general.

  Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

  Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default.
Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

  Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

  Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

  Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

  Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

  Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

  The Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES

     It will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will respect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.
Since transactions in Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

     If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the Closing Date to a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

OTHER CONSIDERATIONS

     There is no assurance that the market value of the Trust Fund Assets or any other assets of a Series will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                 THE TRUST FUND

     The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders.
Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement./1/ The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program--Underwriting Standards".

     The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "Servicing Agreement") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

------------------------
/1/ Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing of Loans", "--Assignment of Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

     General. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

     The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     The payment terms of the Loans to be included in a Trust Fund will be described in the related
Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

     (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

     Home Improvement Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral
Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

     General. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS Agreement"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS Trustee"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Asset Backed Securities (the "PABS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

     Underlying Loans. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

     Credit Support Relating to Private Asset Backed Securities. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

     Rating of Private Asset Backed Securities. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities,
(vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves, (ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the United States government securities and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

     The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

     Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

     Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets".

                         DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement".
Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the

     Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

               (a) all payments which were due on or before the Cut-off Date;

               (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

               (c) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

               (d) amounts received on particular Loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

               (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

               (f) that portion of each collection of interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

          (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "Advances" below and deposited by it in the Security Account;

          (iii)  if applicable, amounts withdrawn from a Reserve Account;

          (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

          (v) if applicable, the amount of prepayment interest shortfall.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each

Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination".

     Unscheduled Distributions. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

     The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a Support Servicer pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities" herein.

COMPENSATING INTEREST

     If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii)  the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date;
     and

     (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants.
While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to CEDE, as nominee of DTC, and may be made available by CEDE to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

     Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     A separate Special Hazard Insurance Policy may be obtained for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements--Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

     The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

     A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

     Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     A separate pool insurance policy ("Pool Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.
Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

     Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Considerations -- Title I Program", certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

     The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities--Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program--Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

     Assignment of Private Asset Backed Securities. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee.
The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund--Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "--Sub-Servicing of Loans") will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "--Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "--Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses".

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

     Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies".

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

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

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

     In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

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

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the

Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each

Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATIONS; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the

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foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees".

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing

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mortgage against such property.  Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

     A regulation promulgated by the U.S. Environmental Protection Agency ("EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (1) exercises decisionmaking control over environmental compliance related to the facility, such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility, or (2) exercises control at a level comparable to that of a manager of the facility, such that the person has assumed or manifested responsibility (a) for overall management of the facility encompassing day-to-day decisionmaking with respect to environmental compliance, or (b) over all or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management", including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

     The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price, and interest, over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

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

     If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans, or at a property subject to an Installment Contract, would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in

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connection with the origination, servicing and enforcement of loans secured by
Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not

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

monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property.
Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board (the "FHLBB") prohibit the imposition of a prepayment penalty or equivalent fee in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary

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building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the

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

contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with

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condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the

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dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary

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

of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

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

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

OTHER LEGAL CONSIDERATIONS

     The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Dewey Ballantine, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing

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interpretations.  The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial

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

amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Services (the "IRS") recently issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting

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Code Section 1272(a)(6).  Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions

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in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments.
Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code.
A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of
(a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an

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

underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or
(ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing

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

to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

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

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the

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

Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code
Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

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

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons.
See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.
The Proposed Mark-to-Market Regulations change the temporary regulations discussed below which allowed a REMIC Residual Interest Security to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The temporary regulations released on December 28, 1993 (the "Temporary Mark to Market Regulations") provided that for purposes of this mark-to-market requirement, a "negative value" REMIC residual interest is not treated as a security and thus may not be marked to market. In addition, a dealer was not required to identify such REMIC Residual Interest Security as held for investment. In general, a REMIC Residual Interest Security has negative value if, as of the date a taxpayer acquires the REMIC Residual Interest Security, the present value of the tax liabilities associated with holding the REMIC Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings were all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1)) that would have applied to a debt instrument issued on the date of acquisition of the REMIC Residual Interest Security.

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

Furthermore, the Temporary Mark to Market Regulations provided the IRS with the authority to treat any REMIC Residual Interest Security having substantially the same economic effect as a "negative value" residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark to Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than

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

the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

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

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances,

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

be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax.
Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

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

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

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

     In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the

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aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment

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to the items of the Trust Fund.  An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee,

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

or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal

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

payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the

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

Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

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

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Dewey Ballantine, New York, New York 10019.

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

                                 FINANCIAL INFORMATION

          A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

          It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

          Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

          There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

          The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement or the Prospectus does not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                        ------------------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT
Summary................................................................   4
Risk Factors...........................................................  24
The Certificate Insurer................................................  26
Headlands Mortgage Company.............................................  27
Headlands' Home Equity Loan Program....................................  29
Description of the Mortgage Loans......................................  30
Maturity and Prepayment Considerations.................................  38
Pool Factor and Trading Information....................................  39
Description of the Certificates........................................  40
Use of Proceeds........................................................  61
Certain Federal Income Tax Consequences................................  61
State Taxes............................................................  67
ERISA Considerations...................................................  67
Legal Investment Considerations........................................  67
Underwriting...........................................................  67
Legal Matters..........................................................  68
Ratings................................................................  68
Index of Defined Terms.................................................  69
Annex I................................................................  I-1

                                  PROSPECTUS
Prospectus Supplement or Current Report
 on Form 8-K...........................................................   2
Incorporation of Certain Documents by Reference........................   2
Available Information..................................................   2
Reports to Securityholders.............................................   3
Summary of Terms.......................................................   4
Risk Factors...........................................................  12
The Trust Fund.........................................................  17
Use of Proceeds........................................................  22
The Depositor..........................................................  22
Loan Program...........................................................  23
Description of the Securities..........................................  25
Credit Enhancement.....................................................  35
Yield and Prepayment Considerations....................................  41
The Agreements.........................................................  43
Certain Legal Aspects of the Loans.....................................  56
Certain Material Federal Income Tax Consequences.......................  68
State Tax Considerations...............................................  88
ERISA Considerations...................................................  88
Legal Investment.......................................................  91
Method of Distribution.................................................  92
Legal Matters..........................................................  92
Financial Information..................................................  93
Rating.................................................................  93

                             HEADLANDS HOME EQUITY
                               LOAN TRUST 1961-1


                               $125,595,644.60 Class A
                             Variable Pass-Through Rate

                           Class S 1.0% Pass-Through Rate



                          REVOLVING HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES
                                 1996-1


                       FINANCIAL ASSET SECURITIES CORP.
                                  (DEPOSITOR)



                        ------------------------------
                           PROSPECTUS SUPPLEMENT
                        ------------------------------


                              GREENWICH CAPITAL
                                 MARKETS, INC.



                              December 26, 1996
================================================================================